Exhibit 10.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF SEPTEMBER 19, 2008

among

SUREWEST COMMUNICATIONS

as Borrower,

COBANK, ACB,

as Administrative Agent, Lead Arranger, Issuing Lender, Swingline Lender and a Lender

and

the other Lenders referred to herein

TABLE OF CONTENTS

SECTION 1 AMOUNTS AND TERMS OF LOANS			2
1.1.	Loans		2
	(A)	Term Loan A Facility	2
	(B)	Term Loan B Facility	2
	(C)	Revolving Loan Facility	2
	(D)	Swingline Loan Facility	2
	(E)	Letters of Credit	2
	(F)	Notes	6
	(G)	Loans	6
1.2.	Interest		6
	(A)	Interest Options	6
	(B)	Applicable Margins	7
	(C)	Interest Periods	7
	(D)	Calculation and Payment	8
	(E)	Default Rate of Interest	9
	(F)	Excess Interest	9
	(G)	Selection, Conversion or Continuation of Loans; LIBOR Availability	9
1.3.	Notice of Borrowing, Conversion or Continuation of Loans		10
1.4.	Fees and Expenses		11
	(A)	Commitment Fees	11
	(B)	Certain Other Fees	11
	(C)	Breakage Fee	11
	(D)	Expenses and Attorneys Fees	11
	(E)	Letter of Credit Fees	12
1.5.	Payments		12
1.6.	Repayments and Reduction of Term Loan Commitments and Revolving Loan Commitment and Related Mandatory Repayments		13
	(A)	Scheduled Repayments and Reductions of Term Loan Commitments, Revolving Loan Commitment and Swingline Loan Commitment	13
	(B)	Voluntary Reduction of Loan Commitments	14
	(C)	Mandatory Repayments	14
1.7.	Voluntary Prepayments and Other Mandatory Repayments		14
	(A)	Voluntary Prepayment of Loans	14
	(B)	Repayments from Insurance Proceeds	15
	(C)	Repayments from Asset Dispositions	15
1.8.	Application of Prepayments and Repayments; Payment of Breakage Fees, Etc.		15
1.9.	Loan Accounts		15
1.10.	Changes in LIBOR Rate Availability		16
1.11.	Capital Adequacy and Other Adjustments		16
1.12.	Optional Prepayment/Replacement of Lender in Respect of Increased Costs		17
1.13.	Taxes: No Deductions		18

i

	(A)	No Deductions	18
	(B)	Foreign Lenders	18
1.14.	Changes in Tax Laws		19
1.15.	Treatment of Certain Refunds		20
1.16.	Mitigation Obligations		20
1.17.	Term of This Agreement		20
1.18.	Letter of Credit Liability		20

SECTION 2 AFFIRMATIVE COVENANTS			21
2.1.	Compliance With Laws		21
2.2.	Maintenance of Books and Records; Properties; Insurance		21
2.3.	Inspection		22
2.4.	Legal Existence, Etc.		22
2.5.	Use of Proceeds		22
2.6.	Further Assurances		22
2.7.	CoBank Patronage Capital		23
2.8.	Investment Company Act		23
2.9.	Payment of Obligations		23
2.10.	Environmental Laws		23
2.11.	ERISA Compliance		24

SECTION 3 NEGATIVE COVENANTS			24
3.1.	Indebtedness		24
3.2.	Liens and Related Matters		25
3.3.	Investments		25
3.4.	Restricted Junior Payments		25
3.5.	Restriction on Fundamental Changes		25
3.6.	Disposal of Assets or Subsidiary Stock		26
3.7.	Transactions with Affiliates		27
3.8.	Conduct of Business		27
3.9.	Fiscal Year		27
3.10.	Inconsistent Agreements		27

SECTION 4 FINANCIAL COVENANTS AND REPORTING			28
4.1.	Leverage Ratio		28
4.2.	Interest Coverage Ratio		28
4.3.	Net Worth		28
4.4.	Financial Statements and Other Reports		28
	(A)	Quarterly Financials	28
	(B)	Year-End Financials	28
	(C)	Borrower Compliance Certificate	29
	(D)	Budgets	29
	(E)	SEC Filings	29
	(F)	Events of Default, Etc.	29
	(G)	Litigation	29
	(H)	Environmental Notices	30

	(I)	ERISA Events	30
	(J)	Other Information	30
4.5.	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement		30

SECTION 5 REPRESENTATIONS AND WARRANTIES			31
5.1.	Disclosure		31
5.2.	No Material Adverse Effect		31
5.3.	Organization, Powers, Authorization and Good Standing		31
	(A)	Organization and Powers	31
	(B)	Authorization; Binding Obligation	31
	(C)	Qualification	32
5.4.	Compliance of Agreement, Loan Documents and Borrowings with Applicable Law		32
5.5.	Compliance with Law; Governmental Approvals		32
5.6.	Tax Returns and Payments		32
5.7.	Environmental Matters		33
5.8.	Financial Statements		33
5.9.	Intellectual Property		33
5.10.	Litigation, Investigations, Audits, Etc.		33
5.11.	Employee Labor Matters		34
5.12.	ERISA Compliance		34
5.13.	Communications Regulatory Matters		35
5.14.	Solvency		35
5.15.	Investment Company Act		35
5.16.	Certain Agreements and Material Contracts		35
5.17.	Title to Properties		36
5.18.	Transactions with Affiliates		36
5.19.	OFAC		36
5.20.	Patriot Act		36

SECTION 6 EVENTS OF DEFAULT AND RIGHTS AND REMEDIES			36
6.1.	Event of Default		36
	(A)	Payment	36
	(B)	Default in Other Agreements	37
	(C)	Breach of Certain Provisions	37
	(D)	Breach of Warranty	37
	(E)	Other Defaults Under Loan Documents	37
	(F)	Involuntary Bankruptcy; Appointment of Receiver; Etc.	37
	(G)	Voluntary Bankruptcy; Appointment of Receiver; Etc.	37
	(H)	Judgment and Attachments	38
	(I)	Dissolution	38
	(J)	Solvency	38
	(K)	Injunction	38
	(L)	ERISA; Pension Plans	38
	(M)	Invalidity of Loan Documents	38

	(N)	Licenses and Permits	38
	(O)	Change in Control	39
6.2.	Suspension of Commitments		39
6.3.	Acceleration		39
6.4.	Rights of Collection		39
6.5.	Consents		39
6.6.	Performance by Administrative Agent		40
6.7.	Set Off and Sharing of Payments		40
6.8.	Application of Payments		40
6.9.	Adjustments		41

SECTION 7 CONDITIONS TO LOANS			41
7.1.	Conditions to the Loan on the Amendment Date		41
	(A)	Executed Loan and Other Documents	41
	(B)	Closing Certificates; Opinions	42
	(C)	Consents	42
	(D)	Fees, Expenses, Taxes, Etc.	43
	(E)	Miscellaneous	43
7.2.	Conditions to All Loans		43

SECTION 8 ASSIGNMENT AND PARTICIPATION			44
8.1.	Assignments and Participations in Loans and Notes		44
	(A)	General	44
	(B)	Assignments by the Lenders	45
	(C)	Register	46
	(D)	Participations	46
	(E)	Limitations upon Participant Rights	47
	(F)	Certain Pledges	47
8.2.	Administrative Agent		47
	(A)	Appointment	47
	(B)	Nature of Duties	48
	(C)	Rights, Exculpation, Etc.	48
	(D)	Reliance	49
	(E)	Indemnification	49
	(F)	Administrative Agent Individually	50
	(G)	Notice of Default	50
	(H)	Successor Administrative Agent	50
	(I)	Dissemination of Information	51
8.3.	Consents; Notices		51
8.4.	Disbursement of Funds		51
8.5.	Disbursements of Loans; Payments		52
	(A)	Pro Rata Treatment; Application	52
	(B)	Availability of Lender’s Pro Rata Share	52
	(C)	Return of Payments	52

SECTION 9 MISCELLANEOUS			53

9.1.	Indemnities	53
9.2.	Amendments and Waivers	53
9.3.	Notices	55
9.4.	Failure or Indulgence Not Waiver; Remedies Cumulative	55
9.5.	Payments Set Aside	55
9.6.	Severability	56
9.7.	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights	56
9.8.	Headings	56
9.9.	Governing Law	56
9.10.	Successors and Assigns	56
9.11.	No Fiduciary Relationship	56
9.12.	Construction	56
9.13.	Confidentiality	56
9.14.	Consent to Jurisdiction and Service of Process	57
9.15.	Waiver of Jury Trial	57
9.16.	Survival of Warranties and Certain Agreements	58
9.17.	Entire Agreement	58
9.18.	Counterparts; Effectiveness	58
9.19.	Patriot Act	59
9.20.	Effectiveness of Amendment and Restatement; No Novation	59

SECTION 10 DEFINITIONS		59
10.1.	Certain Defined Terms	59
10.2.	Other Definitional Provisions	73

v

SCHEDULES

Schedule 3.7	Transactions with Affiliates
Schedule 5.3(A)	Jurisdiction of Organization
Schedule 5.3(C)	Qualification to Transact Business
Schedule 5.4	Governmental Approvals
Schedule 5.6	Tax Returns and Payments
Schedule 5.8	Financial Statements
Schedule 5.10	Litigation, Etc.
Schedule 5.11	Employee Labor Matters

EXHIBITS

Exhibit 1.3	Form of Notice of Borrowing/Conversion/Continuation
Exhibit 4.4(C)	Form of Compliance Certificate
Exhibit 10.1(A)	Form of Assignment and Assumption
Exhibit 10.1(B)	Form of Third Amended and Restated Revolving Loan Promissory Note
Exhibit 10.1(C)	Form of Third Amended and Restated Term Loan A Note
Exhibit 10.1(D)	Form of Amended and Restated Term Loan B Note
Exhibit 10.1(E)	Form of Amended and Restated Swingline Promissory Note

INDEX OF DEFINED TERMS

Defined Term	Defined in Section

Accounting Changes	§4.5
Acquired Indebtedness	§10.1
Adjusted Consolidated Net Worth	§10.1
Adjustment Date	§10.1
Administrative Agent	§10.1
Affected Lender	§1.12
Affiliate	§10.1
Agreement	Preamble
Amendment Date	§10.1
Applicable Law	§10.1
Asset Disposition	§10.1
Available Revolving Loan Commitment	§10.1
Banking Day	§10.1
Bankruptcy Code	§10.1
Base Rate	§10.1
Base Rate Loan	§10.1
Base Rate Margin	§10.1
Borrower	Preamble
Breakage Fees	§1.4(C)
Budget	§10.1
Business Day	§10.1
Calculation Period	§10.1
Capital Leases	§10.1
Cash Equivalents	§10.1
Change of Law	§1.10
Closing Date	§10.1
CoBank	Preamble
Communications Act	§10.1
Compliance Certificate	§4.4(C)
Consolidated Net Assets	§10.1
Consolidated Net Worth	§10.1
Contingent Obligation	§10.1
Default	§10.1
Defaulting Lender	§10.1
EBITDA	§10.1
Electing Lenders	§1.8
Environmental Laws	§10.1
ERISA	§10.1
ERISA Affiliate	§10.1

ERISA Event	§10.1
Event of Default	§6.1
Everest Acquisition	§10.1
Evergreen Letter of Credit	§1.1(E)(8)
Excluded Taxes	§1.13(A)
Existing Credit Agreement	Preamble
Facility(ies)	§10.1
FCC	§10.1
First Amended Credit Agreement	Recitals
Fixed Rate Loan	§1.2(B)
Fixed Rate Margin	§10.1
Fixed Rate Period	§1.2(B)
Foreign Lender	§1.13(A)
Funding Date	§7.2
GAAP	§10.1
Governmental Approvals	§10.1
Governmental Authority	§10.1
Indebtedness	§10.1
Indemnitees	§9.1
Intellectual Property Rights	§5.9
Interest Coverage Ratio	§10.1
Interest Period	§1.2(C)
Interest Rate Agreement	§10.1
Investment	§10.1
Issuing Lender	§10.1
Lender(s)	§10.1
Assignment and Assumption	§10.1
IRC	§10.1
ISP	§1.1(E)(7)
Letter of Credit Liability	§10.1
Letter(s) of Credit	§1.1(E)
Leverage Ratio	§10.1
LIBOR	§10.1
LIBOR Loans	§10.1
LIBOR Margin	§10.1
Licenses	§10.1
Lien	§10.1
Loan(s)	§10.1
Loan Commitment(s)	§10.1
Loan Documents	§10.1
Material Adverse Effect	§10.1
Material Contracts	§10.1
Multi-employer Plan	§10.1
Net Proceeds	§10.1
Non-Consenting Lender	§9.2

Nonrenewal Notice Date	§1.1(E)(8)
Note(s)	§10.1
Note Purchase Agreement	§10.1
Notice of Borrowing/Conversion/Continuation	§1.3
Obligations	§10.1
Patriot Act	§9.16
PBGC	§10.1
Permitted Acquisitions	§3.5
Permitted Encumbrances	§10.1
Person	§10.1
Plan	§10.1
Priority Debt	§10.1
Pro Rata Share	§10.1
Proposed Change	§9.2
PUC	§10.1
Register	§8.1(C)
Related Interest Rate Agreement	§10.1
Replacement Lender	§1.12
Reportable Event	§10.1
Requisite Lenders	§10.1
Restricted Investments	§10.1
Restricted Junior Payment	§10.1
Revolving Loan(s)	§10.1
Revolving Loan Commitment	§10.1
Revolving Loan Expiration Date	§10.1
Revolving Loan Facility	§10.1
Revolving Note(s)	§10.1
SEC	§4.4(A)
7-Day LIBOR Index Rate	§10.1
Statement	§4.4(B)
Swingline Facility	§10.1
Swingline Funding Date	§7.3
Swingline Lender	§10.1
Swingline Loan Commitment	§10.1
Swingline Loans	§10.1
Swingline Note(s)	§10.1
Subsidiary	§10.1
Tax Liabilities	§1.13(A)
Telecommunications System	§10.1
Term Loan A	§10.1
Term Loan A Commitment	§10.1
Term Loan A Facility	§10.1
Term Loan A Maturity Date	§10.1
Term Loan A Note(s)	§10.1
Term Loan B	§10.1

Term Loan B Commitment	§10.1
Term Loan B Facility	§10.1
Term Loan B Maturity Date	§10.1
Term Loan B Note(s)	§10.1
Term Loan Commitments	§10.1
Term Loan Facilities	§10.1
Term Loan Maturity Date	§10.1
Term Loan Note(s)	§10.1
Term Loans	§10.1
Verizon	§10.1
Wireless Sale	§10.1

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented, modified, extended or restated as permitted herein from time to time, and including all schedules and exhibits hereto, this “Agreement”) is entered into as of September 19, 2008, among SUREWEST COMMUNICATIONS, a California corporation (“Borrower”), COBANK, ACB (individually, “CoBank” and, as Administrative Agent, “Administrative Agent”), in its capacity as Administrative Agent, as Lead Arranger, as Issuing Lender, as Swingline Lender and as a Lender, and each such other Lender as may from time to time become a party to this Agreement.  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in Subsection 10.1 of this Agreement.

R E C I T A L S:

WHEREAS, Borrower and CoBank previously entered into a Credit Agreement, dated as of May 1, 2006 (the “Original Credit Agreement”), pursuant to which CoBank extended certain financial accommodations to Borrower consisting of a revolving loan facility and a term loan facility; and

WHEREAS, Borrower and CoBank entered into an Amended and Restated Credit Agreement, dated as of May 14, 2007 (the “First Amended Credit Agreement”), pursuant to which Borrower and CoBank amended and restated the Original Credit Agreement as described therein; and

WHEREAS, Borrower, Administrative Agent, Issuing Lender and the other Lenders referred to therein entered into a Second Amended and Restated Credit Agreement, dated as of February 13, 2008 (the “Existing Credit Agreement”), pursuant to which Borrower, Administrative Agent, Issuing Lender and such other Lenders amended and restated the First Amended Credit Agreement as described therein; and

WHEREAS, Borrower, Administrative Agent, Issuing Lender and the other Lenders have agreed to amend and restate the Existing Credit Agreement as described herein, including, without limitation, to extend the term of the Term Loan B Facility, to modify the interest rate pricing on all Facilities, to provide for certain scheduled reductions in the Revolving Loan Commitment and to separate the Revolving Loan Facility and the Swingline Facility.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree, and amend and restate the Existing Credit Agreement in its entirety, as follows:

SECTION 1

AMOUNTS AND TERMS OF LOANS

1.1.                              Loans.  Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Borrower contained herein and in the other Loan Documents:

(A)                              Term Loan A Facility.  Each Lender, severally and not jointly, previously has lent to Borrower such Lender’s Pro Rata Share of the Term Loan A Commitment.  Amounts borrowed under this Subsection 1.1(A) that are repaid or prepaid may not be reborrowed.

(B)                                Term Loan B Facility.  Each Lender, severally and not jointly, previously has lent to Borrower such Lender’s Pro Rata Share of the Term Loan B Commitment (as such Commitment has been reduced and repaid prior to the Amendment Date).  Amounts borrowed under this Subsection 1.1(B) that are repaid or prepaid may not be reborrowed.

(C)                                Revolving Loan Facility.  Each Lender, severally and not jointly, agrees to lend to Borrower, from time to time during the period commencing on the date all conditions precedent set forth in Subsections 7.1 and 7.2 are satisfied or waived as provided herein and ending on the Business Day immediately preceding the Revolving Loan Expiration Date, its Pro Rata Share of each Revolving Loan; provided that no Lender shall be required at any time to lend more than its respective Pro Rata Share of the Available Revolving Loan Commitment; and provided, further, that at any one time the aggregate principal amount of all Revolving Loans outstanding may not exceed the Revolving Loan Commitment less the outstanding Letter of Credit Liability then outstanding.  Within the limits of the Revolving Loan Commitment and this Subsection 1.1(C) and Subsections 1.6, 1.7 and 1.8, amounts borrowed under this Subsection 1.1(C) may be prepaid and reborrowed at any time prior to the Revolving Loan Expiration Date.

(D)                               Swingline Loan Facility.  The Swingline Lender agrees to lend to Borrower, during the period commencing on the date all conditions precedent set forth in Subsections 7.1 and 7.2 are satisfied or waived and ending on the Business Day immediately preceding the Swingline Loan Expiration Date, Swingline Loans; provided, that the aggregate principal amount of all Swingline Loans outstanding may not exceed the Swingline Loan Commitment.  Within the limits of the Swingline Loan Commitment and this Subsection 1.1(D) and Subsections 1.6, 1.7 and 1.8, amounts borrowed under this Subsection 1.1(D) may be prepaid and reborrowed at any time prior to the Swingline Loan Expiration Date.

(E)                                 Letters of Credit.  The Revolving Loan Commitment may, in addition to advances as Revolving Loans, be utilized, upon the request of Borrower, for the issuance of irrevocable letters of credit (individually, a “Letter of Credit” and, collectively, the “Letters of Credit”) by Issuing Lender for the account of Borrower or any of its Subsidiaries.  Immediately upon the issuance by Issuing Lender of a Letter of Credit, and without further action on the part of Administrative Agent or any Lender with a Pro Rata Share of the Revolving Loan Commitment, each such Lender shall be deemed to have purchased from Issuing Lender a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the Revolving Loan Commitment of the

aggregate amount available to be drawn under such Letter of Credit.  Each Letter of Credit shall reduce the amount available under the Revolving Loan Commitment by the maximum amount capable of being drawn under such Letter of Credit.

(1)                                  Maximum Amount.  The aggregate amount of Letter of Credit Liability with respect to all Letters of Credit outstanding at any time for the account of Borrower or any of its Subsidiaries may not exceed $25,000,000, and the aggregate amount of Letter of Credit Liability with respect to all Letters of Credit outstanding for the account of Borrower or any of its Subsidiaries plus the aggregate principal amount of Revolving Loans outstanding at any time may not exceed the Revolving Loan Commitment.

(2)                                  Reimbursement.  Borrower is irrevocably and unconditionally obligated without presentment, demand, protest or other formalities of any kind to reimburse Issuing Lender in immediately available funds for any amounts paid by Issuing Lender with respect to a Letter of Credit issued hereunder for the account of Borrower or any of its Subsidiaries.  Borrower hereby authorizes and directs Administrative Agent, at Administrative Agent’s option, to make a Revolving Loan in the amount of any payment made by Issuing Lender with respect to any Letter of Credit issued for the account of Borrower or any of its Subsidiaries.  If the Letter of Credit is payable in a foreign currency, the amount owed by Borrower in connection with such Letter of Credit shall equal an amount in United States Dollars equivalent to Issuing Lender’s actual cost of settling its obligation under such Letter of Credit in such foreign currency.  All amounts paid by Issuing Lender with respect to any Letter of Credit that are not immediately repaid by Borrower or that are not repaid with a Revolving Loan shall bear interest at the sum of the Base Rate plus the Base Rate Margin applicable from time to time as provided in Subsection 1.2(B).  Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this Subsection 1.1(E)(2).  In the event Administrative Agent elects not to debit Borrower’s account and Borrower fails to reimburse Issuing Lender in full on the date of any payment in respect of a Letter of Credit issued for the account of Borrower or any of its Subsidiaries, Administrative Agent shall promptly notify each Lender the amount of such unreimbursed payment and the accrued interest thereon and each such Lender, on the next Business Day, shall deliver to Administrative Agent an amount equal to its Pro Rata Share thereof in same day funds.  Each Lender hereby absolutely and unconditionally agrees to pay to Issuing Lender upon demand by Issuing Lender such Lender’s Pro Rata Share of each payment made by Issuing Lender in respect of a Letter of Credit and not immediately reimbursed by Borrower.  Each Lender acknowledges and agrees that its obligations to acquire participations pursuant to this Subsection 1.1(E)(2) in respect of Letters of Credit and to make the payments to Issuing Lender required by the preceding sentence are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default or any failure by Borrower to satisfy any of the conditions set forth in Subsection 7.2.  If any Lender fails to make available to Issuing Lender the amount of such Lender’s Pro Rata Share of any payments made by Issuing Lender in respect of a Letter of Credit as provided in this Subsection 1.1(E)(2), Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

(3)                                  Conditions of Issuance of Letters of Credit.  In addition to all other terms and conditions set forth in this Agreement, the issuance by the Issuing Lender of any Letter of Credit shall be subject to the conditions precedent that the Letter of Credit shall support a transaction entered into in the ordinary course of Borrower’s or any of its Subsidiaries’ businesses, shall be in an amount equal to or greater than $50,000 and shall be in such form and contain such terms and conditions as are reasonably satisfactory to the Administrative Agent and the Issuing Lender.  The expiration date of each Letter of Credit must be on a date which is the earlier of one year from its date of issuance or the 30th day before the date set forth in clause (iii) of the definition of the term Revolving Loan Expiration Date, or such other date as agreed to by both Administrative Agent and Issuing Lender, in their sole discretion.

(4)                                  Request for Letters of Credit.  Borrower must give Administrative Agent and Issuing Lender at least three Business Days’ prior written notice specifying the date a Letter of Credit is requested to be issued and the amount and the currency in which such Letter of Credit is payable, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby.  Any notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit to be provided by Issuing Lender.  Borrower must also complete any application procedures and documents required by Issuing Lender in connection with the issuance of any Letter of Credit, including a certificate regarding Borrower’s compliance with the provisions of Subsection 7.2 of this Agreement.

(5)                                  Borrower Obligations Absolute.  The obligations of Borrower under this Subsection 1.1(E) are irrevocable, will remain in full force and effect until Issuing Lender and the Lenders have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be paid in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(a)                                  Any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

(b)                                 Any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to or departure from any Letter of Credit, any documents or instruments relating thereto, or any Loan Document in each case whether or not Borrower or its Subsidiaries has notice or knowledge thereof;

(c)                                  The existence of any claim, setoff, defense or other right that Borrower or its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Administrative Agent, Issuing Lender, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document, any Letter of Credit, the transactions contemplated hereby or any other related or unrelated transaction or transactions (including any underlying transaction between Borrower or its Subsidiaries and the beneficiary named in any such Letter of Credit);

(d)                                 Any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

(e)                                  Payment under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(f)                                    Any defense based upon the failure of any drawing under any Letter of Credit to conform to the terms of such Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

(g)                                 The exchange, release, surrender or impairment of any collateral or other security for the obligations;

(h)                                 The occurrence of any Default or Event of Default; or

(i)                                     Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of negligence or willful misconduct, is binding upon Borrower and its Subsidiaries and shall not create or result in any liability of the Issuing Lender to Borrower or any of its Subsidiaries.  It is expressly agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender’s negligence or willful misconduct, none of the following shall be deemed to constitute negligence or willful misconduct by the Issuing Lender: (i)  Issuing Lender’s acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, (ii)  Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof.

(6)                                  Obligations of Issuing Lender.  Issuing Lender (if other than Administrative Agent) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Administrative Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Administrative Agent has returned a written acknowledgment of such notice to Issuing Lender.  Issuing Lender (if other than Administrative Agent) further agrees to provide to Administrative Agent:  (i) a copy of each Letter of Credit issued by Issuing Lender promptly after its issuance; (ii) a monthly report summarizing available amounts under Letters of Credit issued by Issuing Lender, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such month and the amount of any unreimbursed draws under such Letters of Credit; and (iii) such additional information reasonably requested by Administrative Agent from time to time with respect to the Letters of Credit issued by Issuing Lender.

(7)                                  ISP.  Unless otherwise expressly agreed by Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (“ISP”) shall apply to each Letter of Credit.

(8)                                  Evergreen Letters of Credit.  If Borrower so requests in any applicable Letter of Credit application, the Issuing Lender agrees to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the Issuing Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Lender, Borrower shall not be required to make a specific request to the Issuing Lender for any such renewal.  Notwithstanding anything to the contrary contained herein, the Issuing Lender shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(F)                                 Notes.  Borrower shall execute and deliver to each requesting Lender a Revolving Note, a Term Loan A Note, a Term Loan B Note and a Swingline Note, each dated the Amendment Date, in the principal amount of such Lender’s Pro Rata Share of the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment and the Swingline Loan Commitment, respectively.

(G)                                Loans.  Loans will be made available by wire transfer of immediately available funds.  Wire transfers will be made to such account or accounts as may be authorized by Borrower.

1.2.                              Interest.

(A)                              Interest Options.  From the date each Loan is made, based upon Borrower’s election at such time and from time to time thereafter (as provided in Subsection 1.3 and subject to the conditions set forth in such Subsection 1.3 and Subsection 1.2 (C)), each Loan shall accrue interest as follows:

(1)                                  as a portion of the Base Rate Loan, at the sum of the Base Rate plus the Base Rate Margin applicable from time to time as provided in Subsection 1.2(B); or

(2)                                  as a LIBOR Loan, for the applicable Interest Period, at the sum of LIBOR plus the LIBOR Margin applicable from time to time as provided in Subsection 1.2(B);

provided, further, that for each Swingline Loan, such Swingline Loan shall accrue interest at the sum of the 7-Day LIBOR Index Rate applicable from time to time plus the LIBOR Margin applicable from time to time as provided in Subsection 1.2(B); and provided, further, that $40,000,000 of the principal amount of the Term Loan A (the “Fixed Rate Loan”) shall be subject to a fixed rate for the period from and including the Amendment Date through and including May 31, 2011 (the “Fixed Rate Period”) of the sum of 6.2860% plus the Fixed Rate Margin applicable from time to time as provided in Subsection 1.2(B).

Except as otherwise provided in Subsections 1.2(E) and 6.6, interest on all Obligations (other than the interest payments required pursuant to this Subsection 1.2(A)) not paid when due will accrue interest at the Base Rate plus 1.50% per annum.

(B)                                Applicable Margins.  Initially, and continuing through the day immediately preceding the first Adjustment Date that occurs on or after the date that is six months after the Amendment Date, the applicable Base Rate Margin, LIBOR Margin and Fixed Rate Margin shall be 1.50%, 2.50% and 0.75% per annum, respectively.  Commencing on such Adjustment Date, the applicable Base Rate Margin, LIBOR Margin and Fixed Rate Margin shall be for each Calculation Period the applicable per annum percentage set forth in the pricing table below opposite the applicable Leverage Ratio of Borrower; provided, that at the election of Requisite Lenders, effective upon the occurrence of an Event of Default pursuant to Subsection 6.1(A) or Subsection 6.1(C) with respect to failure to comply with a financial covenant in Section 4 and for so long as it continues the applicable Base Rate Margin, LIBOR Margin and Fixed Rate Margin shall be 1.50%, 2.50%, 0.75% per annum, respectively.

TERM LOAN A, TERM LOAN B AND REVOLVING LOAN PRICING TABLE

Leverage Ratio	Base Rate Margin	LIBOR Margin	Fixed Rate Margin
> 3.00:1	1.50%	2.50%	0.75%
> 2.00:1 < 3.00:1	1.25%	2.25%	0.50%
> 1.00:1 < 2.00:1	1.00%	2.00%	0.25%
< 1.00:1	0.75%	1.75%	0.00%

(C)                                Interest Periods.  Each LIBOR Loan may be obtained for a one, two, three, six, nine or 12 month period (each such period being an “Interest Period”).  With respect to all LIBOR Loans:

(1)                                  the Interest Period will commence on the date that any LIBOR Loan is made or the date on which any portion of the Base Rate Loan is converted into a LIBOR Loan, or, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

(2)                                  if the Interest Period would otherwise expire on a day that is not a Business Day, then it will expire on the next Business Day, provided, that if any Interest Period would otherwise expire on a day that is not a Business Day and such day is a day of a calendar month after which no further Business Day occurs in such month, such Interest Period shall expire on the Business Day next preceding such day;

(3)                                  any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the last calendar month in such Interest Period shall end on the last Business Day of the last calendar month in such Interest Period; and

(4)                                  no Interest Period shall be selected for any LIBOR Loan if, in order to make repayments required pursuant to Subsection 1.6 in connection with scheduled installments on either Term Loan or scheduled reductions of the Revolving Loan Commitment pursuant to Subsection 1.6, repayment of all or any portion of a Loan prior to the expiration of such Interest Period would be necessary.

(D)                               Calculation and Payment.  Interest on all Loans and all other Obligations and the amount of any fees set forth in Subsection 1.4 shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  The date of funding or conversion to the Base Rate Loan or a Swingline Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest.  The date of payment of any Loan, the last day of an Interest Period with respect to a LIBOR Loan and the last day of the Fixed Rate Period shall be excluded from the calculation of interest; provided, if a Loan is repaid on the same day that it is made, one day’s interest shall be charged.

Interest accruing on each Base Rate Loan and Swingline Loan and on the Fixed Rate Loan is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter, (ii) the prepayment of such Loan (or portion thereof) and (iii) the Term Loan A Maturity Date, the Term Loan B Maturity Date, the Revolving Loan Expiration Date or the Swingline Loan Expiration Date, as applicable, whether by acceleration or otherwise.  Interest accruing on each LIBOR Loan is payable in arrears on each of the following dates or events: (i) the last day of each applicable Interest Period, (ii) if the Interest Period is longer than three months, on each three-month anniversary of the commencement date of such Interest Period, (iii) the prepayment of such Loan (or portion thereof) and (iv) the Term Loan A Maturity Date, the Term Loan B Maturity Date, the Revolving Loan Expiration Date or the Swingline Loan Expiration Date, as applicable, whether by acceleration or otherwise.

Interest accruing pursuant to Subsection 1.2(E) is payable on demand.

(E)                                 Default Rate of Interest.  At the election of Requisite Lenders, after the occurrence of an Event of Default pursuant to Subsection 6.1(A) or Subsection 6.1(C) with respect to failure to comply with a financial covenant in Section 4 and for so long as it continues, all Loans and other Obligations shall bear interest at rates that are 2.00% in excess of the rates otherwise in effect, including, without limitation, rates in effect pursuant to the proviso in the second sentence of Subsection 1.2(B), with respect to such Loans and other Obligations.

(F)                                 Excess Interest.  Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by Borrower to Lenders or any Lender hereunder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lenders or any Lender for the use or the forbearance of the Indebtedness or Obligations evidenced hereby exceed the maximum permissible under Applicable Law.  If under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve exceeding the limit of such as is validity prescribed by Applicable Law then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if under or from any circumstances whatsoever Lenders or any Lender should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the principal balance of the Obligations evidenced hereby and not to the payment of interest.  Additionally, should the method used for calculating interest (i.e., using a 360-day year) be unlawful, such calculation method shall be automatically changed to a 365-6-day year or such other lawful calculation method as is reasonably acceptable to Administrative Agent.  This provision shall control every other provision of this Agreement and all provisions of every other Loan Document.

(G)                                Selection, Conversion or Continuation of Loans; LIBOR Availability.  Borrower shall have the option to (i) select all or any part of a new borrowing to be (a) a portion of the Base Rate Loan in a principal amount equal to $100,000 or any whole multiple of $5,000 in excess thereof, (b) a LIBOR Loan in a principal amount equal to $500,000 or any whole multiple of $100,000 in excess thereof or (c) a Swingline Loan in a principal amount equal to $50,000 or any whole multiple of $5,000 in excess thereof (except in connection with a borrowing made pursuant to Subsection 1.3(B), in which case no minimums or multiples shall apply), (ii) convert at any time all or any portion of the Base Rate Loan or of the Fixed Rate Loan in a principal amount equal to $500,000 or any whole multiple of $100,000 in excess thereof into a LIBOR Loan, and (iii) upon the expiration of its Interest Period, continue any LIBOR Loan in a principal amount equal to $500,000 or any whole multiple of $100,000 in excess thereof into one or more LIBOR Loans for such new Interest Period(s) as selected by Borrower.  During any period in which any Event of Default is continuing, as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into the Base Rate Loan and the LIBOR option will not be available to Borrower until all Events of Default are cured or waived.  Each LIBOR Loan must be made under a single Facility.  In the event Borrower fails to elect a LIBOR Loan upon any advance hereunder or upon the termination of any Interest Period or of the Fixed Rate Period, Borrower shall be deemed to have elected to have such amount constitute a portion of the Base Rate Loan.  Notwithstanding the foregoing, there may be no more than a total of ten LIBOR Loans outstanding under the Facilities at any one time.

1.3.                              Notice of Borrowing, Conversion or Continuation of Loans.

(A)                              Except to the extent provided in Subsection 1.3(B), whenever Borrower desires to request a Loan pursuant to Subsection 1.1 or to convert or continue Base Rate or LIBOR Loans pursuant to Subsection 1.2(G), Borrower shall give Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit 1.3 (a “Notice of Borrowing/Conversion/Continuation”), (i) if requesting a borrowing of, conversion to or continuation of the Base Rate Loan (or any portion thereof), not later than 11:00 a.m. (Denver, Colorado time), one Business Day before the proposed borrowing, conversion or continuation is to be effective, (ii) if requesting a borrowing of a Swingline Loan, not later than 2:00 p.m. (Denver, Colorado time) on the date the proposed borrowing is to be effective or (iii) if requesting a borrowing of, a conversion to or a continuation of a LIBOR Loan, not later than 11:00 a.m. (Denver, Colorado time), three Banking Days before the proposed borrowing, conversion or continuation is to be effective.  Each Notice of Borrowing/Conversion/Continuation shall specify (a) the Loan (or portion thereof) to be converted or continued and, with respect to any LIBOR Loan to be converted or continued, the last day of the current Interest Period therefore, (b) the effective date of such borrowing, conversion or continuation (which shall be a Business Day, and in the case of a LIBOR Loan, also a Banking Day), (c) the principal amount of such Loan to be borrowed, converted or continued, (d) the Interest Period to be applicable to any new LIBOR Loan, and (e) the Facility under which such borrowing, conversion or continuation is to be made.  Upon satisfaction of the notice requirement set forth in this Subsection 1.3, and the other applicable conditions set forth in this Agreement, Administrative Agent shall make the Loan, or requested conversion or continuation, on the requested effective date.

(B)                                Swingline Loans also will be made automatically under the Swingline Loan Facility (subject to the limitations set forth in Subsection 1.1(D)), (i) on any day that the balance held in the account of Borrower deposited with Wachovia Bank, National Association [(Acct.# 2079900434077)], or any successor account designated by CoBank, is less than the amount of items presented for payment in such account on such date, as provided more fully in the cash management or similar agreement between CoBank and Borrower and (ii) upon request telephonic, electronic (CoLink) or other method in each case approved in advance by CoBank provided such request is made by an employee or representative of Borrower designated in writing by Borrower as authorized to make such a request.  The representations and warranties contained in Section 5 and elsewhere in this Agreement and in the Loan Documents shall be (and each advance under this Subsection 1.3(B) shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of such date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to the Administrative Agent after the Amendment Date so long as what is being disclosed does not give rise to a Default or an Event of Default.  It shall be a condition precedent to any advance under this Subsection 1.3(B) that (i) no event shall have occurred and be continuing or would result from the consummation of the advance that would constitute an Event of Default or a Default, (ii) no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain CoBank from making the advance, (iii) since December 31, 2007, there shall not have occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect, and (iv) all Loan Documents shall be in full force and effect.  The requirements of Subsection 7.2 shall not be applicable to advances under this Subsection 1.3(B).

1.4.                              Fees and Expenses.

(A)                              Loan Commitment Fees.

(1)                                  Revolving Loan Commitment Fee.  From the Amendment Date through the Revolving Loan Expiration Date, Borrower shall pay to Administrative Agent, for the benefit of all Lenders that are not Defaulting Lenders (based upon their respective Pro Rata Shares of the Revolving Loan Commitment) a fee in an amount equal to (i) the Revolving Loan Commitment less the sum of (a) the average daily outstanding balance of Revolving Loans plus (b)  the average daily outstanding Letter of Credit Liability, in each case during the preceding calendar quarter multiplied by 0.375% per annum.  Such fee is to be paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or portion thereof), with the final such payment due on the Revolving Loan Expiration Date.

(2)                                  Swingline Loan Commitment Fee.  From the Amendment Date through the Swingline Loan Expiration Date, Borrower shall pay to Administrative Agent, for the benefit of the Swingline Lender, if the Swingline Lender is not a Defaulting Lender, a fee in an amount equal to (i) the Swingline Loan Commitment less the the average daily outstanding balance of Swingline Loans during the preceding calendar quarter multiplied by 0.375% per annum.  Such fee is to be paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or portion thereof), with the final such payment due on the Swingline Loan Expiration Date.

(B)                                Certain Other Fees.  Borrower shall pay to Administrative Agent the fees specified in that certain letter agreement, dated September 11, 2008, from Administrative Agent to Borrower, in such amounts and at such times as specified in such letter agreement.

(C)                                Breakage Fee.  Upon any repayment or payment of a LIBOR Loan or the Fixed Rate Loan on any day that is not the last day of the Interest Period or the Fixed Rate Period applicable thereto (regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), Borrower shall pay to Administrative Agent, for the benefit of all affected Lenders, an amount (the “Breakage Fee”) equal to the greater of (i) $300 or (ii) the sum of (a) present value of any losses, expenses and liabilities (including any loss (including interest paid but excluding the loss of any applicable margin) sustained by each such affected Lender in connection with the good faith re-employment of such funds) that any such affected Lender may sustain as a result of the payment of such LIBOR Loan or the Fixed Rate Loan on such day plus (b) in the case of the Fixed Rate Loan only, a per annum yield of ½ of 1 percent (0.50%) on the amount of the Fixed Rate Loan for the remaining Fixed Rate Period.

(D)                               Expenses and Attorneys Fees.  Borrower agrees to pay promptly all reasonable out-of-pocket fees, costs and expenses (including those of external attorneys) incurred by Administrative Agent and Lead Arranger in connection with any matters contemplated by or arising out of the Loan Documents.  In addition to fees due under Subsections 1.4(A) and (B), Borrower shall also reimburse on demand Administrative Agent for its out-of-pocket expenses (including reasonable attorneys’ fees and expenses and expenses) incurred in connection with the transactions contemplated herein.  In addition to fees due under Subsections 1.4(A) and (B), Borrower agrees to pay promptly (i) all reasonable fees, costs and expenses incurred by Administrative Agent in connection with any amendment, supplement, waiver or modification of any of the Loan Documents and (ii) all reasonable out-of-pocket fees, costs and expenses incurred by each of Administrative Agent and Lenders in connection with any Default or Event of Default and any enforcement of collection proceeding resulting therefrom or any workout or restructuring of any of the transactions hereunder or contemplated thereby or any action to enforce any Loan Document or to collect any payments due from Borrower.  All fees, costs and expenses for which Borrower is responsible under this Subsection 1.4(D) shall be deemed part of the Obligations when incurred, payable upon demand and in accordance with the second paragraph of Subsection 1.5.

(E)                                 Letter of Credit Fees.  Borrower shall pay Administrative Agent for the account of all Lenders (other than Defaulting Lenders) committed to make Revolving Loans (based upon their respective Pro Rata Shares) an annual fee for each Letter of Credit from the date of issuance to the date of termination in an amount equal to the applicable LIBOR Margin multiplied by the face amount of such Letter of Credit.  Such fee shall be payable to Administrative Agent for the benefit of all Lenders committed to make Revolving Loans (based upon their respective Pro Rata Shares).  Such fee is to be paid quarterly in arrears on the last day of each calendar quarter and upon the termination of the Letter of Credit.  With respect to each Letter of Credit, Borrower shall also pay Administrative Agent, for the benefit of Issuing Lender issuing such Letter of Credit an issuance fee equal to 0.125% of the face amount of such Letter of Credit, which amount shall be paid upon the date of issuance and, if the expiration date of such Letter of Credit is later than one year from its date of issuance, upon each anniversary of the date of issuance during the term of such Letter of Credit.

1.5.                              Payments.  All payments by Borrower of the Obligations shall be made in same day funds and delivered to Administrative Agent, for the benefit of Administrative Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Administrative Agent may from time to time designate:

CoBank, ACB
Greenwood Village, Colorado
ABA Number 3070-8875-4
Account No. 00039293 (indicate whether a payment on Term Loan A Facility, Term Loan B Facility, Swingline Facility or the Revolving Loan Facility)
Reference: CoBank for the benefit of SureWest Communications

Borrower shall receive credit on the day of receipt for funds received by Administrative Agent by 11:00 a.m. (Denver, Colorado time) on any Business Day.  Funds received on any Business Day after such time shall be deemed to have been paid on the next Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

At any time that funds have been drawn thereunder, Borrower authorizes Lenders to make (but the Lenders shall not be obligated to make) a Loan constituting a portion of the Base Rate Loan under the Revolving Loan Facility, on the basis of their respective Pro Rata Shares of the Revolving Loan Commitment, for Letter of Credit Liability payments.  Following an Event of Default, Borrower authorizes Lenders to make (but the Lenders shall not be obligated to make) a Loan constituting a portion of the Base Rate Loan under the Revolving Loan Facility for the payment of interest, commitment fees and Breakage Fees.  Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable pursuant to Subsections 1.4(A), 1.4(B), 1.4(D) and 1.4(E) or elsewhere in any Loan Document may be debited to the Base Rate Loan under the Revolving Loan Facility after 15 days’ notice.  After the occurrence of an Event of Default, any such other fees, costs and expenses may be debited to the Base Rate Loan under the Revolving Loan Facility without notice.

To the extent Borrower makes a payment or payments to Administrative Agent for the ratable benefit of Lenders or for the benefit of Administrative Agent in its individual capacity, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by Administrative Agent.

Each payment received by Administrative Agent under this Agreement or any Note for the account of any Lender shall be remitted by Administrative Agent to such Lender promptly after Administrative Agent’s receipt thereof, and such remittance shall be made in immediately available funds for the account of such Lender for the Loans or other obligation in respect of which such payment is made.

1.6.                              Repayments and Reduction of Term Loan Commitments and Revolving Loan Commitment and Related Mandatory Repayments.

(A)                              Scheduled Repayments and Reductions of Term Loan Commitments, Revolving Loan Commitment and Swingline Loan Commitment.

(1)                                  Term Loans.  In addition to any prepayments or repayments made or required pursuant to Subsection 1.7, the outstanding principal balance of Term Loan A and Term Loan B not sooner due and payable shall become due and payable on the Term Loan A Maturity Date and Term Loan B Maturity Date, respectively.

(2)                                  Revolving Loan Commitment.  The Revolving Loan Commitment shall be permanently reduced in the amount of $7,500,000 on each of December 31, 2009 and on December 31, 2010, in each case, less all voluntary reductions of the Revolving Loan Commitment pursuant to Subsection 1.6(B) and all voluntary prepayments and mandatory repayments of the Term Loan Facilities pursuant to Subsection 1.7 during the applicable year, and the Revolving Loan Commitment shall be terminated in full on the Revolving Loan Expiration Date.  Any outstanding principal balance of the Revolving Loans not sooner due and payable will become due and payable on the Revolving Loan Expiration Date.

(3)                                  Swingline Loan Commitment.  The Swingline Loan Commitment shall be permanently reduced and terminated in full on the Swingline Loan Expiration Date.  Any outstanding principal balance of the Swingline Loans not sooner due and payable will become due and payable on the Swingline Loan Expiration Date.

(B)                                Voluntary Reduction of Loan Commitments.  Borrower shall have the right, upon at least three Business Days’ notice to Administrative Agent, to permanently reduce the then unused portion of the Revolving Loan Commitment or the Swingline Loan Commitment.  Each reduction shall be in a minimum amount of at least $1,000,000, or any whole multiple of $250,000 in excess thereof, and shall be applied as to each Lender based upon its Pro Rata Share.  Notwithstanding the foregoing, no reduction of the Revolving Loan Commitment shall be permitted if, after giving effect thereto and to any prepayment made therewith, the aggregate principal balance of the Revolving Loans and the amount of the Letter of Credit Liability then outstanding, would exceed the Revolving Loan Commitment, as so reduced. Notwithstanding the foregoing, no reduction of the Swingline Loan Commitment shall be permitted if, after giving effect thereto and to any prepayment made therewith, the aggregate principal balance of the Swingline Loans then outstanding would exceed the Swingline Loan Commitment, as applicable as so reduced.

(C)                                Mandatory Repayments.  On the date of any Revolving Loan Commitment reduction provided for in this Subsection 1.6, Borrower shall repay Revolving Loans or reduce the Letter of Credit Liability pursuant to Subsection 1.18 in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding plus the amount of the Letter of Credit Liability then outstanding to the amount of the Revolving Loan Commitment as so reduced.  If at any time the aggregate outstanding amount of Revolving Loans plus the amount of the Letter of Credit Liability then outstanding exceeds the Revolving Loan Commitment, Borrower shall repay Revolving Loans or reduce the Letter of Credit Liability pursuant to Subsection 1.18 in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding plus the amount of the Letter of Credit Liability then outstanding to the amount of the Revolving Loan Commitment, and until such repayment is made, Lenders shall not be obligated to make any Loans or issue any Letters of Credit.  If at any time the aggregate outstanding amount of the Swingline Loans outstanding exceeds the Swingline Loan Commitment, Borrower shall repay Swingline Loans in an amount at least sufficient to reduce the aggregate principal balance of Swingline Loans then outstanding to the amount of the Swingline Loan Commitment, and until such repayment is made, Lenders, including the Swingline Line Lender, shall not be obligated to make any Loans, including the Swingline Loans.  Any repayments pursuant to this Subsection 1.6(C) shall be applied in accordance with Subsection 1.8, and shall be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees.

1.7.                              Voluntary Prepayments and Other Mandatory Repayments.

(A)                              Voluntary Prepayment of Loans.  Subject to the provisions of Subsection 1.8, at any time, Borrower may prepay any Base Rate Loan and any Swingline Loan, in whole or in part, without penalty.  Subject to the provisions of Subsection 1.8, payment of applicable Breakage Fees and the notice requirement in the following sentence, at any time Borrower may prepay any LIBOR Loan or the Fixed Rate Loan, in whole or in part.  Notice of any prepayment of a LIBOR Loan or of the Fixed Rate Loan shall be given not later than 11:00 a.m. (Denver, Colorado time) on the third Business Day preceding the date of prepayment.  All prepayment notices shall be irrevocable.  All prepayments shall be accompanied by accrued interest on the amount prepaid and any applicable Breakage Fees.

(B)                                Repayments from Insurance Proceeds.  Borrower shall repay the Term Loans in an amount equal to the Net Proceeds received by Borrower or any of its Subsidiaries which are insurance proceeds from any Asset Disposition to the extent that such proceeds are not reinvested in equipment or other assets that are used or useful in the business of Borrower or any of its Subsidiaries within 180 days of receipt by Borrower or such Subsidiary of such proceeds.  All such repayments shall be applied in accordance with Subsection 1.8.  All such repayments shall be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees.

(C)                                Repayments from Asset Dispositions.  Promptly upon receipt by Borrower or any of its Subsidiaries of Net Proceeds of an Asset Disposition, other than insurance proceeds reinvested pursuant to Subsection 1.7(B) or Net Proceeds of Asset Dispositions permitted pursuant to Subsection 3.6, without the consent of Administrative Agent (unless pursuant to Subsection 3.6(vi) Borrower is required to apply such proceeds to the repayment of the Term Loans pursuant to this Subsection 1.7(C)), Borrower shall repay the Term Loans in an amount equal to the Net Proceeds received by Borrower or any of its Subsidiaries.  All such repayments shall be applied in accordance with Subsection 1.8.  All such repayments shall be accompanied by accrued interest on the amount repaid and any applicable Breakage Fees.

1.8.                              Application of Prepayments and Repayments; Payment of Breakage Fees, Etc.  All prepayments and repayments made pursuant to Subsection 1.7 with respect to the Term Loans shall applied pro rata to the Term Loans.  All other prepayments and repayments made pursuant to Subsections 1.6 and 1.7 shall be applied as directed in writing by Borrower (in the absence of such direction, such prepayments and repayments shall first be applied to the Swingline Loan Facility until paid in full, then to the Revolving Loan Facility until paid in full, and then to the Term Loan Facilities on a pro rata basis).  All prepayment and repayments made pursuant to Subsections 1.6 and 1.7 shall first be applied to such of the applicable type of Loans of a Facility as Borrower shall direct in writing and, in the absence of such direction, shall first be applied to the Base Rate Loan and then to such LIBOR Loans or the Fixed Rate Loan as Borrower and CoBank shall agree (in the absence of agreement, such prepayments and repayments shall be applied to the LIBOR Loans and the Fixed Rate Loan on which the lowest amount of Breakage Fees would be due).

1.9.                              Loan Accounts.  Administrative Agent will maintain loan account records for (i) all Loans, interest charges and payments thereof, (ii) all Letter of Credit Liability, (iii) the charging and payment of all fees, costs and expenses and (iv) all other debits and credits pursuant to this Agreement. Absent manifest error, the balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure by Administrative Agent to maintain such records shall not limit or affect Borrower’s obligation to pay.  During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to apply and reapply payments in any manner it deems appropriate.

1.10.                        Changes in LIBOR Rate Availability.  If with respect to any proposed Interest Period, Administrative Agent or any Lender (after consultation with Administrative Agent) determines that deposits in dollars (in the applicable amount) are not being offered in the relevant market for such Interest Period, or Lenders having a Pro Rata Share of more than 50% under a Facility determine (and notify Administrative Agent) that the LIBOR Rate applicable pursuant to Subsection 1.2(A) for any requested Interest Period with respect to a proposed LIBOR Loan under such Facility does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent shall forthwith give notice thereof to Borrower and Lenders, whereupon and until such affected Lender or Lenders notifies Administrative Agent, and Administrative Agent notifies Borrower and the other Lenders that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such type of LIBOR Loan shall be suspended and such affected Lender shall make its Pro Rata Share of such type of LIBOR Loans as a Base Rate Loan or such other type of Loan as permitted by Administrative Agent.  Any Lender may, in its sole discretion, waive the benefits and provisions of this Subsection with respect to any proposed Interest Period.

If the introduction of, or any change in, any Applicable Law or treaty or any change in the interpretation or administration thereof by any Governmental Authority, central bank, quasi-governmental entity or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, quasi-governmental agency or comparable agency (collectively, a “Change of Law”), shall make it unlawful or impossible for one or more Lenders to honor its obligations hereunder to make or maintain any LIBOR Loan, such Lender shall promptly give notice thereof to Administrative Agent, and Administrative Agent shall promptly give notice thereof to Borrower and all other Lenders.  Thereafter, until such Lender or Lenders notifies Administrative Agent, and Administrative Agent notifies Borrower and the other Lenders that such circumstances no longer exist, (i) the obligations of such Lender or Lenders to make LIBOR Loans and the right of Borrower to convert any Loan of such Lender or Lenders to a LIBOR Loan or continue any Loan of such Lender or Lenders as a LIBOR Loan shall be suspended and (ii) if any Lender may not lawfully continue to maintain a LIBOR Loan to the end of the then current Interest Period applicable thereto, such Lender’s Loan shall immediately be converted to the Base Rate Loan.

1.11.                        Capital Adequacy and Other Adjustments.

(A)                              If any Change of Law would increase the reserve requirement or otherwise increase the cost to Administrative Agent of making or maintaining a LIBOR Loan, then Administrative Agent, on behalf of all affected Lenders, shall submit a certificate to Borrower setting forth the amount and demonstrating the calculation of such increased cost.  Administrative Agent may seek recovery of such additional amounts from Borrower only to the extent it seeks recovery for such amounts from similarly situated borrowers.  Borrower shall pay the amount of such increased cost to Administrative Agent for the benefit of the affected Lenders within 15 days after receipt of such certificate.  Such certificate shall, absent manifest error, be final, conclusive and binding for all purposes.  There is no limitation on the number of times such a certificate may be submitted.

(B)                                In the event that any Lender shall have determined that any Change of Law regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any entity controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any entity controlling such Lender and thereby reducing the rate of return on such Lender’s or such entity’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time within 15 days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Administrative Agent), pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A Lender may seek recovery of such additional amounts from Borrower only to the extent it seeks recovery for such amounts from similarly situated borrowers.  A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes.  There shall be no limitation on the number of times such a certificate may be submitted.

(C)                                Notwithstanding any other provision of this Agreement, Borrower shall not be obligated to pay any increased costs suffered or incurred by a Lender under this Subsection 1.11 more than 180 days prior to the date that such Lender obtained knowledge of the circumstances giving rise to such increased costs.  Any Lender which becomes aware of (i) any Change of Law that will make it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or (ii) any Change of Law or other event or condition that will obligate Borrower to pay any amount pursuant to this Subsection 1.11 shall notify Borrower and Administrative Agent thereof as promptly as practical.  If any Lender has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify Borrower and Administrative Agent thereof as promptly as practical.  Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or to which Borrower is obligated to pay any amount pursuant to this Subsection 1.11 shall use reasonable commercial efforts (including changing the jurisdiction of its applicable lending office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Borrower is obligated to pay pursuant to this Subsection 1.11 if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender’s normal lending practices.

1.12.                        Optional Prepayment/Replacement of Lender in Respect of Increased Costs.  If (a) any Lender shall become a Defaulting Lender at any time, (b) any Lender shall suspend its obligation to make or maintain LIBOR Loans pursuant to Subsection 1.11 for a reason which is not applicable to any other Lender, or (c) any Lender shall demand any payment under Subsection 1.11, 1.13 or 1.14 for a reason which is not applicable to any other Lender, then, unless such Lender (an “Affected Lender”) has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause for such obligation to pay such additional amounts or for such illegality or impossibility, Borrower may, at its option, notify Administrative Agent and such Affected Lender of its intention to do the following:  Borrower may obtain, at Borrower’s expense, a replacement Lender

(“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Administrative Agent.  In the event Borrower obtains a Replacement Lender within 180 days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and its obligations under the Loan Commitments to such Replacement Lender at a price of par plus accrued interest and other amounts due to such Affected Lender, provided that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.

1.13.                        Taxes: No Deductions.

(A)                              No Deductions.  Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, provided, however, that Borrower shall not be required to make any additional payment pursuant to this Subsection 1.13 for or on account of  (all of the following in clauses (i) and (ii), “Excluded Taxes”) (i) taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (a) which are payable other than by withholding from payments or reimbursements made hereunder or under the Notes, (b) which are imposed on the payments to, or revenues, income or net income of, a Lender by its jurisdiction of incorporation or by the federal, state, local or foreign taxing authorities in the jurisdiction in which the principal place of business of such Lender is located or in which such Lender has or had a connection (other than a connection arising solely as a result of such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), or by any jurisdiction or taxing authority thereof or therein or (c) which would not have been imposed but for the failure of the Lender to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Lender if such compliance is necessary by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, or (ii) in the case of a Lender that is organized under the laws of a jurisdiction other than the United States (a “Foreign Lender”), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to this Subsection 1.13 (all such non-excluded taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto, collectively, “Tax Liabilities”).  If Borrower shall be required by law to deduct any Tax Liabilities from or in respect of any sum payable hereunder to any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender receives an amount equal to the sum it would have received had no such deductions been made.

(B)                                Foreign Lenders.  Each Foreign Lender as to which payments made under this Agreement or under the Notes are exempt from withholding tax under the IRC or other applicable tax law or are subject to withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Administrative Agent a properly completed and executed United States Internal Revenue Service Form W-8ECI or W-8BEN or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States or other taxing authority certifying as to such Foreign Lender’s entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a “Certificate of Exemption”).  Prior to becoming a Lender under this Agreement and within 15 days after a reasonable written request of Borrower or Administrative Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Administrative Agent.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver a properly completed United States Internal Revenue Service Form W-9 or other applicable form as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Administrative Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding from subsequent payments shall cease or be reduced, as appropriate, upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Administrative Agent.

1.14.                        Changes in Tax Laws.  In the event that, subsequent to the Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

(a)                                  does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or any Letters of Credit issued hereunder, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder (except Tax Liabilities covered by Subsection 1.13 and the imposition or, or any change in the rate of, any Excluded Tax payable by such Lender); or

(b)                                 does or shall impose on any Lender any other condition or increased cost in connection with the transactions contemplated hereby;

and the result of any of the foregoing is to increase the cost to such Lender of making or continuing any Loan or of issuing any Letters of Credit hereunder, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Administrative Agent (for the account of such Lender), upon its demand, any additional amounts necessary to compensate such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by such Lender with respect to this Agreement or the other Loan Documents. If any Lender becomes entitled to claim any additional amounts pursuant to this Subsection 1.14, it shall promptly notify Borrower (through Administrative Agent) of the event by reason of which such Lender has become so entitled.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.  There is no limitation on the number of times such a certificate may be submitted.

1.15.                        Treatment of Certain Refunds.  If Administrative Agent, a Lender or an Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to Subsection 1.13 or 1.14, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under Subsection 1.13 or 1.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent, such Lender or such Issuing Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or such Issuing Lender in the event the Administrative Agent, such Lender or such Issuing Lender is required to repay such refund to such Governmental Authority.  This Subsection 1.15 shall not be construed to require Administrative Agent, any Lender or any Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

1.16.                        Mitigation Obligations.  If any Lender requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Subsection 1.13 or 1.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Subsection 1.13 or 1.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

1.17.                        Term of This Agreement.  All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the Term Loan A Maturity Date.  Until all Obligations have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated and each of the Loan Commitments has been terminated, this Agreement shall remain in full force and effect.

1.18.                        Letter of Credit Liability.  Upon the occurrence and during the continuance of an Event of Default, and in the event any Letters of Credit are outstanding at the time that Borrower terminates the Revolving Loan Commitment, then (a) with respect to each such Letter of Credit, Borrower shall either (i) deliver to Administrative Agent for the benefit of all Lenders with a Revolving Loan Commitment a letter of credit in the same currency that such Letter of Credit is payable, with a term that extends 60 days beyond the expiration date of such Letter of Credit, issued by a bank satisfactory to Administrative Agent and in an amount equal to 105% of the aggregate outstanding Letter of Credit Liability with respect to such Letter of Credit, which letter of credit shall be drawable by Administrative Agent to reimburse payments of drafts drawn under such Letter of

Credit and to pay any fees and expenses related thereto or (ii) immediately deposit with Administrative Agent an amount equal to the aggregate outstanding Letter of Credit Liability to enable Administrative Agent to make payments under the Letters of Credit when required and such amount shall become immediately due and payable, and (b) Borrower shall prepay the fees payable under Subsection 1.4(E) with respect to all such Letters of Credit for the full remaining terms of such Letters of Credit.  Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower.

SECTION 2

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that so long as the Loan Commitments remain in effect, or any Letter of Credit, any Loan, any interest on any Loan or any fee payable to Administrative Agent or any Lender hereunder remains outstanding, or any other amount then due and payable is owing to Administrative Agent or any Lender hereunder, and unless the Requisite Lenders shall otherwise give their prior written consent, Borrower shall and shall cause its Subsidiaries to, perform and comply with all covenants in this Section 2.

2.1.                              Compliance With Laws.  Borrower will (i) comply with and will cause its Subsidiaries to comply with the requirements of all Applicable Laws (including laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now or hereafter doing business, other than those Applicable Laws the noncompliance with which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) obtain and maintain and will cause its Subsidiaries to obtain and maintain all licenses, qualifications and permits (including the Licenses) now held or hereafter required to be held by Borrower or any of its Subsidiaries, the loss, suspension or revocation of which or which the failure to obtain or renew could reasonably be expected to have a Material Adverse Effect and (iii) comply with and will cause its Subsidiaries to comply with all Material Contracts, other than, in all such cases, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  This Subsection 2.1 shall not preclude Borrower or any of its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith and if adequate reserves therefor are maintained in conformity with GAAP.

2.2.                              Maintenance of Books and Records; Properties; Insurance.  Borrower will keep and will cause each of its Subsidiaries to keep adequate records and books of account, in which full, true and correct entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of such Persons.  Borrower will maintain or cause to be maintained and will cause each of its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition all material property used in its business and the business of its Subsidiaries, and will make or cause to be made all appropriate repairs, renewals and replacements thereof.  Borrower will and will cause each of its Subsidiaries to maintain complete, accurate and up-to-date books, records, accounts and other information relating to all property in such form and in such detail as may be reasonably satisfactory to Administrative Agent.  Borrower will maintain or cause to be maintained and will cause each of its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, commercial general liability, property loss and damage, business interruption and workers’ compensation insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss and damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar industries, which may include self-insurance, if determined by Borrower to be reasonably prudent, and will deliver evidence thereof to Administrative Agent on or prior to the Closing Date, and thereafter at least 30 days prior to any expiration thereof, evidence of renewal of such insurance.  All property loss and damage insurance shall be on an all risk basis and shall insure property for the full replacement cost thereof.

Administrative Agent shall be entitled, upon reasonable advance notice, to review and/or receive copies of, the insurance policies of Borrower and its Subsidiaries carried and maintained with respect to Borrower’s obligations under this Subsection 2.2.  Notwithstanding anything to the contrary herein, no provision of this Subsection 2.2 or any provision of this Agreement shall impose on Administrative Agent and Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by Borrower and its Subsidiaries, nor shall Administrative Agent and Lenders be responsible for any representations or warranties made by or on behalf of Borrower and its Subsidiaries to any insurance broker, company or underwriter.  Administrative Agent, at its sole option, may obtain such insurance if not provided by Borrower and in such event, Borrower shall reimburse Administrative Agent upon demand for the cost thereof.

2.3.                              Inspection.  Borrower will and will cause its Subsidiaries to permit any authorized representatives of Administrative Agent (i) to visit and inspect any of the properties of Borrower and its Subsidiaries, including its financial and accounting records, and to make copies and take extracts therefrom, and (ii) to discuss its affairs, finances and business with its officers, employees and certified public accountants, all upon at least five days notice, at such reasonable times during normal business hours and, unless a Default or Event of Default has occurred and is continuing, not more than twice a year.

2.4.                              Legal Existence, Etc.  Except as otherwise permitted by Subsection 3.5, Borrower will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its or their  legal existence and good standing and all rights and franchises material to its or their business.

2.5.                              Use of Proceeds.  Borrower will use and will cause its Subsidiaries to use the proceeds of the Loans solely for the purposes described in the recital paragraphs to the Original Credit Agreement, the First Amended Credit Agreement and the Existing Credit Agreement.  No part of any Loan will be used to purchase any margin securities or otherwise in violation of the regulations of the Federal Reserve System.

2.6.                              Further Assurances.  Borrower will, and will cause each of its Subsidiaries to, from time to time, do, execute and deliver all such additional and further acts, documents and instruments as Administrative Agent reasonably requests to consummate the transactions contemplated hereby and to vest completely in and assure Administrative Agent of its rights under this Agreement and the other Loan Documents.

2.7.                              CoBank Patronage Capital.  Borrower will acquire non-voting participation certificates in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of participation certificates that Borrower may be required to purchase in CoBank in connection with the Loans may not exceed the maximum amount permitted by the Bylaws at the time this Agreement is entered into.  The rights and obligations of the parties with respect to such participation certificates and any distributions made on account thereof or on account of Borrower’s patronage with CoBank shall be governed by CoBank’s Bylaws.  Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. § 1388) and that are received by Borrower from CoBank, will be taken into account by Borrower at the stated dollar amounts whether the distribution is evidenced by a participation certificate or other form of written notice that such distribution has been made and recorded in the name of Borrower on the records of CoBank.  The Obligations shall be secured by a statutory first lien on all equity which Borrower may now own or hereafter acquire in CoBank.

2.8.                             Investment Company Act.  Neither Borrower nor any of its Subsidiaries shall be or become an “investment company” as that term is defined in and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

2.9.                              Payment of Obligations.  Unless contested in good faith by appropriate proceedings and then only to the extent reserves required by GAAP have been set aside therefore, Borrower will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination provisions), and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments, claims and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto or a lien would attach to any of the properties of Borrower if unpaid unless the same are being contested in good faith and by appropriate proceedings and then only if and to the extent reserves required by GAAP have been set aside therefor.

2.10.                        Environmental Laws.  Borrower will, and will at all times cause each of its Subsidiaries to:

(A)                              Comply in all material respects with, and ensure compliance in all material respects by all its tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all its tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(B)                                Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

(C)                                Defend, indemnify and hold harmless Administrative Agent and Lenders, and their Affiliates and their and their Affiliates’ respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Borrower or any of its Subsidiaries or their respective properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing is determined by a final judgment of a court of competent jurisdiction or pursuant to arbitration as set forth herein to have resulted from the gross negligence or willful misconduct of the party seeking indemnification therefor.  The agreements in this Subsection 2.10 shall survive repayment of the Obligations and the termination of this Agreement.

2.11.                        ERISA Compliance.  With respect to any Plan that is intended to qualify under Section 401(a) of the IRC, Borrower will apply for and obtain a favorable determination letter within the period required by Applicable Law.

SECTION 3

NEGATIVE COVENANTS

Borrower covenants and agrees that so long as the Loan Commitments remain in effect, or any Letter of Credit, any Loan, any interest on any Loan or any fee payable to Administrative Agent or any Lender hereunder remains outstanding, or any other amount then due and payable is owing to Administrative Agent or any Lender hereunder, and unless Requisite Lenders (or (x) such other number of Lenders as is required by Subsection 9.2 or (y) Administrative Agent if expressly set forth in this Section 3) shall otherwise give their prior written consent, Borrower shall, and shall cause its Subsidiaries to, perform and comply with all covenants in this Section 3.

3.1.                              Indebtedness.  Borrower will not and will not permit its Subsidiaries directly or indirectly to create, incur, assume, guaranty or otherwise become or remain liable with respect to any Indebtedness other than:

(A)                              the Obligations;

(B)                                Acquired Indebtedness if after giving effect to the incurrence the Acquired Indebtedness, Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended fiscal quarter for which information is available;

(C)                                Indebtedness issued or incurred by any of Borrower’s Subsidiaries if after giving effect thereto and the application of proceeds therefrom, the aggregate of all Priority Debt incurred after December 8, 1998 would not exceed 10% of Consolidated Net Assets as of the most recently completed fiscal quarter of Borrower;

(D)                               secured Indebtedness issued by Borrower secured by a Lien described in clause (9) of the definition of Permitted Encumbrances;

(E)                                 Other unsecured Indebtedness issued by Borrower, provided, that no Default or Event of Default exists at the time of or will result in the succeeding 12 months after such issuance, including under Subsections 4.1 and 4.2, taking such additional Indebtedness (and a reasonable estimate of its related interest expense into account);

(F)                                 Indebtedness incurred in connection with any Related Interest Rate Agreement; and

(G)                                Indebtedness under purchase money security agreements and Capital Leases not to exceed $40,000,000 in the aggregate principal at any one time.

3.2.                              Liens and Related Matters..  Borrower will not and will not permit its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

3.3.                              Investments.  Borrower will not make or own and will not permit its Subsidiaries to make or own any Investment in any Person that is prohibited by its investment policy as then in effect, except equities in Administrative Agent, as set forth in Subsection 2.7, Permitted Acquisitions and Investments acquired in connection with Permitted Acquisitions.

3.4.                              Restricted Junior Payments.  Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided, however, that so long as no Default or Event of Default exists before or will result in the succeeding 12 months after such distributions and repurchases, based upon Borrower’s Budget delivered to Administrative Agent pursuant to Subsection 4.4(D), Borrower may (i) declare or pay lawful distributions to its shareholders and (ii) repurchase its issued and outstanding stock so long as the aggregate amount of such distributions and repurchases does not exceed (A) during the fiscal year ending December 31, 2008, $25,000,000 and (B) during each fiscal year thereafter, the higher of $25,000,000 or 100% of the net income of the immediately preceding fiscal year; provided, further, however, that Borrower may satisfy on a non-cash basis the exercise of any stock option or similar award under a stock-based compensation plan.

3.5.                              Restriction on Fundamental Changes.  Borrower will not and will not permit its Subsidiaries directly or indirectly to:  (i) unless and only to the extent required by law, amend, modify or waive any term or provision of its articles of organization, partnership agreement, operating agreement, management agreements, articles of incorporation or certificates of designations pertaining to preferred stock or by-laws without the consent of Administrative Agent (which consent shall not be unreasonably withheld), other than an amendment, modification or waiver that is solely ministerial or administrative in nature or the reincorporation of Borrower in the State of Delaware; provided, however, Borrower shall promptly give Administrative Agent notice of any such amendment, modification or waiver; (ii) enter into any transaction of merger or consolidation or acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, except (each of the following, a “Permitted Acquisition”) (a) any Subsidiary of Borrower may be merged with or into Borrower or any wholly owned Subsidiary of Borrower provided that Borrower or such wholly owned Subsidiary of Borrower is the surviving entity, and (b) Borrower or its Subsidiaries may consolidate or merge with or into any other Person or acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, provided that no Default or Event of Default then exists or would result from such transaction, Borrower or such Subsidiary is the surviving or continuing entity and the consideration for each such transaction provided by Borrower (whether in the form of stock, cash or other consideration) does not exceed $100,000,000 and such consideration for all such transactions under this subclause (b) after the Amendment Date does not in the aggregate exceed $200,000,000; or (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

3.6.                              Disposal of Assets or Subsidiary Stock.  Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, convey, sell (including, without limitation, pursuant to a sale and leaseback transaction), lease (including, without limitation, pursuant to a lease and leaseback transaction), sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, except for (i) bona fide sales or leases of inventory to customers in the ordinary course of business, dispositions of equipment not used or useful in the business or otherwise obsolete and any sale, conveyance, lease, sublease, transfer or other disposition of assets of any of Borrower or its Subsidiaries to Borrower or any wholly owned Subsidiary; (ii) fair market value sales of Cash Equivalents or other Investments permitted by Subsection 3.3; (iii) leasing or subleasing of its property in the ordinary course of business; (iv) other Asset Dispositions if all of the following conditions are met: (a) the aggregate book value of such assets sold in any one transaction or series of related transactions (excluding the Wireless Sale) for any 12-month period does not exceed 20% of Consolidated Net Assets determined as of the end of the immediately preceding fiscal year in the aggregate for Borrower and its Subsidiaries, (b) the consideration received by Borrower or such Subsidiary is at least equal to the fair market value of such assets, (c) the sole consideration received is cash or other assets (other than a note or other delayed payment transaction), (d) after giving effect to the Asset Disposition, Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended fiscal quarter for which information is available and Borrower is in compliance with all other terms and conditions contained in this Agreement, and (e) no Default or Event of Default then exists or would result from the Asset Disposition; (v) the sale by Borrower or any Subsidiary of property and the subsequent lease, as lessee, of the same property, within 180 days following the acquisition or construction of such property, in an aggregate amount not to exceed $25,000,000; and (vi) an Asset Disposition if (a) the aggregate Net Proceeds of such assets disposed of under this clause (vii) does not exceed $100,000,000 from and after the Amendment Date, (b) the consideration received is at least equal to the fair market value of such assets, (c) the sole consideration received is cash or other assets (other than a note or other delayed payment transaction), (d) no Default or Event of Default then exists or would result from the Asset Disposition, (e) after giving effect to the Asset Disposition, Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended fiscal quarter for which information is available and Borrower is in compliance with all other terms and conditions contained in this Agreement, and (f) the proceeds from any sale under this clause (vi) are promptly used to repay the Term Loan pursuant to Subsection 1.7(C), provided that if at the time of such disposition under this clause (vi) Borrower’s Leverage Ratio is less than or equal to 2.2:1.0 for a disposition occurring on or before December 31, 2007 and less than or equal to 2.0:1.0 for a disposition occurring on or after January 1, 2008, Borrower may in lieu of repaying the Term Loan apply such proceeds to the acquisition of fixed assets or other property useful and intended to be used in the operation of the business of Borrower is Subsidiaries within 365 days of the date of sale of such assets, any remaining unapplied proceeds after such 365 days to be applied promptly to repay the Term Loan pursuant to Subsection 1.7(C).

3.7.                              Transactions with Affiliates.  Borrower will not and will not permit its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of Borrower or any Affiliate, except (i) as set forth on Schedule 3.7; (ii) transactions between Borrower or any wholly owned Subsidiaries with Borrower or any wholly owned Subsidiaries; (iii) pursuant to the reasonable requirements of the business of Borrower or such Subsidiary and upon fair and reasonable terms and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; or (iv) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated.

3.8.                              Conduct of Business.  Borrower will not and will not permit its Subsidiaries directly or indirectly to engage in any business other than businesses of owning, constructing, managing and operating Telecommunications Systems, or other lines of business necessary to or ancillary to the foregoing or consistent with advances in the Telecommunications Systems industry.

3.9.                              Fiscal Year.  Borrower will not and will not permit its Subsidiaries to change its or their fiscal year from a fiscal year ending on December 31 of each year.

3.10.                        Inconsistent Agreements.  Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or such Subsidiary of any of its obligations hereunder or under any other Loan Document, or (b) create or permit to exist or become effective any encumbrance or restriction on the ability of such Subsidiary to (i) pay dividends or make other distributions to Borrower or pay any Indebtedness owed to Borrower, (ii) make loans or advances to Borrower or (iii) transfer any of its assets or properties to Borrower, the effect of which encumbrance or restriction would reasonably be to have a Material

Adverse Effect; provided, however, that  the foregoing shall not apply to restrictions and conditions imposed by applicable governmental rules or by this Agreement.

SECTION 4

FINANCIAL COVENANTS AND REPORTING

Borrower covenants and agrees that so long as the Loan Commitments remain in effect, or any Letter of Credit, any Loan, any interest on any Loan or any fee payable to Administrative Agent or any Lender hereunder remains outstanding, or any other amount then due and payable is owing to Administrative Agent or any Lender hereunder, and unless the Requisite Lenders (or Administrative Agent if expressly set forth in this Section 4) shall otherwise give their prior written consent, Borrower shall perform and comply with, and shall cause its Subsidiaries to perform and comply with, all covenants in this Section 4.  For purposes of this Section 4, all covenants calculated for Borrower shall be calculated on a consolidated basis for Borrower and its Subsidiaries.

4.1.                              Leverage Ratio.  Borrower shall have at each fiscal quarter end a Leverage Ratio less than or equal to 3.75:1.0.

4.2.                              Interest Coverage Ratio.  Borrower shall have at each fiscal quarter end an Interest Coverage Ratio greater than or equal to 3.0:1.0.

4.3.                              Net Worth.  Borrower shall have at each fiscal quarter end an Adjusted Consolidated Net Worth not less than $160,000,000.

4.4.                              Financial Statements and Other Reports.  Borrower will and will cause its Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures or reflect year end adjustments).  Borrower will deliver each of the financial statements and other reports described below to Administrative Agent.

(A)                              Quarterly Financials.  As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, Borrower will deliver consolidated balance sheets of Borrower and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated statements of income and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter; provided that delivery within the time period specified above of copies of Borrower’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefore and filed with the Securities and Exchange Commission (the “SEC”) will be deemed to satisfy the requirements of this Subsection 4.4(A).

(B)                                Year-End Financials.  As soon as available and in any event within 105 days after the end of each fiscal year of Borrower, Borrower will deliver (i) consolidated balance sheets of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders’ equity and cash flow for such fiscal year and (ii) a report with respect to the financial statements from Ernst & Young LLP, or another firm of certified public accountants selected by Borrower and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”), as amended, entitled “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement); provided that delivery within the time period specified above of copies of Borrower’s Annual Report on Form 10-K prepared in compliance with the requirements therefore and filed with the SEC will be deemed to satisfy the requirements of this Subsection 4.4(B).

(C)                                Borrower Compliance Certificate.  Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.4(A) and 4.4(B), Borrower will deliver a fully and properly completed compliance certificate in substantially the same form as Exhibit 4.4(C) (each, a “Compliance Certificate”) signed by the chief financial officer of Borrower.

(D)                               Budgets.  As soon as available and in any event no later than 45 days following the first day of each of Borrower’s fiscal years, Borrower will deliver a final Budget of Borrower and its Subsidiaries for such fiscal year approved by Borrower’s senior management and Board of Directors.

(E)                                 SEC Filings.  Promptly upon their becoming available, Borrower will deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by Borrower or its Subsidiaries to its or their security holders and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, provided, that, such financial statements and reports shall be deemed to have been delivered upon the filing of such financial statements and reports by Borrower through the SEC’s EDGAR system or publication by Borrower of such financial statements and reports on its website.

(F)                                 Events of Default, Etc.  Promptly upon any executive officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver copies of all notices given or received by Borrower or any of its Subsidiaries with respect to any such event or condition and a certificate of Borrower’s chief executive officer specifying the nature and period of existence of such event or condition and what action Borrower has taken, is taking and proposes to take with respect thereto:  (i) any condition or event that constitutes an Event of Default or Default; (ii) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Subsection 6.1(B); or (iii) any event or condition that could reasonably be expected to have a Material Adverse Effect.

(G)                                Litigation.  Promptly upon any executive officer of Borrower obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any of its Subsidiaries not previously disclosed by Borrower to Administrative Agent which, in each case, could reasonably be expected to have a Material Adverse Effect or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any of its Subsidiaries which, in each case, could reasonably be expected to have a Material Adverse Effect,

Borrower will give notice thereof to Administrative Agent and provide such other information as may be reasonably available to Borrower to enable Administrative Agent and its counsel to evaluate such matter.

(H)                               Environmental Notices.  Immediately after becoming aware of any material violation by Borrower or any Signficant Subsidiary of Environmental Laws or immediately upon receipt of any notice that a Governmental Authority has asserted that Borrower or any Subsidiary is not in material compliance with Environmental Laws or that its compliance is being investigated, which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will give notice to Administrative Agent thereof and provide such other information as may be reasonably available to Borrower to enable Administrative Agent and its counsel to reasonably evaluate such matter.

(I)                                    ERISA Events.  Promptly after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; promptly after any Borrower’s or any of its Subsidiaries’ receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; promptly upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by any Borrower or any of its Subsidiaries to any Pension Plan to which any Borrower or any of its Subsidiaries was not contributing at the Closing Date; and promptly upon becoming aware of any other event or condition regarding a Plan or any Borrower’s, or any of its Subsidiaries’ or an ERISA Affiliate’s compliance with ERISA which could reasonably be expected to have a Material Adverse Effect, such Borrower will give notice to Administrative Agent thereof and provide such other information as may be reasonably available to such Borrower to enable Administrative Agent and its counsel to reasonably evaluate such matter.

(J)                                   Other Information.  With reasonable promptness, Borrower will deliver such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

4.5.                              Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Except as otherwise expressly provided, financial statements and other information furnished to Administrative Agent pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No “Accounting Changes” (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). “Accounting Changes” means: (i) changes occurring after the Amendment Date in accounting principles required by GAAP and implemented by Borrower; (ii) changes occurring after the Amendment Date in accounting principles recommended by Borrower’s certified public accountants and implemented by Borrower; and (iii) changes occurring after the Amendment Date in the method of determining carrying value of Borrower’s or any of its Subsidiaries’ assets, liabilities or equity accounts. All such adjustments resulting from expenditures made subsequent to the Amendment

Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Amendment Date liabilities) shall be treated as expenses in the period the expenditures are made.

SECTION 5

REPRESENTATIONS AND WARRANTIES

In order to induce Administrative Agent and Lenders to enter into this Agreement and to make Loans, Borrower hereby represents and warrants to Administrative Agent and each Lender that the following statements are true and correct on the Amendment Date and on the date of each request for a Loan or the issuance of a Letter of Credit unless another date is expressly noted below:

5.1.                              Disclosure.  The information furnished by or on behalf of Borrower and its Subsidiaries contained in this Agreement, the financial statements referred to in Subsection 5.8 and any other document, certificate, opinion or written statement furnished to Administrative Agent pursuant to this Agreement or any other Loan Document (other than projections), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.  Any projections provided by or on behalf of Borrower and its Subsidiaries have been prepared by management in good faith and based upon assumptions believed by management to be reasonable at the time the projections were prepared.  Borrower is not aware of any fact which it has not disclosed in writing to Administrative Agent having or which could reasonably be expect to have a Material Adverse Effect.

5.2.                              No Material Adverse Effect.  Since December 31, 2007, there has been no event or change in facts or circumstances affecting Borrower or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

5.3.                              Organization, Powers, Authorization and Good Standing.

(A)                              Organization and Powers.  Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is set forth on Schedule 5.3(A) as of the Amendment Date).  Each of Borrower and its Subsidiaries has all requisite legal power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out its respective obligations with respect thereto.

(B)                                Authorization; Binding Obligation.  Each of Borrower and its Subsidiaries has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto (other than Administrative Agent and Lenders), each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debt or relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity.

(C)                                Qualification.  Each of Borrower and its Subsidiaries is duly qualified and authorized to do business and in good standing in each jurisdiction where the nature of its business and operations requires such qualification and authorization, except where the failure to be so qualified, authorized and in good standing could not reasonably be expected to have a Material Adverse Effect.  All jurisdictions in which each such Person is qualified and authorized to do business are set forth on Schedule 5.3(C) as of the Amendment Date.

5.4.                              Compliance of Agreement, Loan Documents and Borrowings with Applicable Law.  Except as set forth on Schedule 5.4  hereto, the execution, delivery and performance by Borrower and its Subsidiaries of the Loan Documents to which each is a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, the breach or default of which could reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person, the creation or imposition of which could reasonably be expected to have a Material Adverse Effect.

5.5.                              Compliance with Law; Governmental Approvals.  Each of Borrower and its Subsidiaries (i) has, or has the right to use, all material Governmental Approvals, including the Licenses, required by any Applicable Law for it to conduct its business and (ii) is in material compliance with each Governmental Approval, including the Licenses, applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties the violation of which could reasonably be expected to have a Material Adverse Effect.  Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding.

5.6.                              Tax Returns and Payments.  Each of Borrower and its Subsidiaries has duly filed or caused to be filed, except as set forth on Schedule 5.6, all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP.  The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of federal, state, local and other taxes for all fiscal years and portions thereof are in the judgment of Borrower adequate.

5.7.                              Environmental Matters.  Each of Borrower and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the  properties or operations of  Borrower and its Subsidiaries, which interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof or with such operations, except for any such violations or contamination as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8.                              Financial Statements.

(A)                              Except as set forth on Schedule 5.8, all financial statements concerning Borrower and its Subsidiaries which have been furnished to Administrative Agent pursuant to this Agreement have been prepared in accordance with GAAP consistently applied (except as disclosed therein) and present fairly the financial condition of the Persons covered thereby as of the date thereof and the results of their operations for the periods covered thereby and disclose all material liabilities of Borrower or its Subsidiaries as at the dates thereof. Neither Borrower nor any of its Subsidiaries has outstanding, as of the Amendment Date, and after giving effect to the initial Loans hereunder on the Amendment Date, any Indebtedness for borrowed money other than (i) the Loans and (ii) the Indebtedness permitted under Subsection 3.1.

(B)                                All Budgets concerning Borrower and its Subsidiaries which have been furnished to Administrative Agent were prepared in good faith by or on behalf of Borrower and such Subsidiaries.  No fact is known to Borrower which materially and adversely affects or is reasonably expected to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Subsection 5.8(A) or in such information, reports, papers and data or otherwise disclosed in writing to Administrative Agent prior to the date hereof.

5.9.                              Intellectual Property.  Each of Borrower and its Subsidiaries owns, or possesses through valid licensing arrangements, the right to use all patents, copyrights, trademarks, trade names, service marks, technology know-how and processes used in or necessary for the conduct of its business as currently or anticipated to be conducted (collectively, the “Intellectual Property Rights”), to its knowledge, without infringing upon any validly asserted rights of others, except for any Intellectual Property Rights the absence of which could not reasonably be expected to have a Material Adverse Effect.  No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights the absence of which could not reasonably be expected to have a Material Adverse Effect.

5.10.                        Litigation, Investigations, Audits, Etc.  Except as set forth on Schedule 5.10, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of Borrower, threatened against or in any other manner relating adversely to, Borrower or any of its Subsidiaries or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC), except such as affect the telecommunications industry generally which, in each case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  None of the actions, suits, proceedings or investigations disclosed on Schedule 5.10 (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively could reasonably be expected to result in a judgment or liability not fully covered by insurance which, if determined adversely to Borrower or any of its

Subsidiaries, could reasonably be expected to have a Material Adverse Effect.  Neither Borrower nor any of its Subsidiaries is the subject of any review or audit by the Internal Revenue Service or any investigation by any Governmental Authority concerning the violation or possible violation of any law.

5.11.                        Employee Labor Matters.  Except as set forth on Schedule 5.11, (i) none of Borrower, its Subsidiaries nor any of their respective employees is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any such Person and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person and (iii) there are no strikes, slowdowns, unfair labor practice complaints, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any such Person and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

5.12.                        ERISA Compliance.

(A)                              Each Plan is in compliance with the applicable provisions of ERISA, the IRC and other federal or state law except for failures to comply that would not reasonably be expected to have a Material Adverse Effect.  Except as would not reasonably be expected to have a Material Adverse Effect, Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

(B)                                There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules by Borrower or any of its ERISA Affiliates with respect to any Plan which has resulted or could reasonably be expected to have a Material Adverse Effect.

(C)                                (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that could reasonably be expected to have a Material Adverse Effect; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (iv) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

5.13.                        Communications Regulatory Matters.

(A)                              The Licenses are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Licenses.  No event has occurred and is continuing which could reasonably be expected to (i) result in the imposition of a material forfeiture or the revocation, termination or adverse modification of any such License or (ii) materially and adversely affect any rights of Borrower or its Subsidiaries or any other holder thereunder.  Borrower has no reason to believe and has no knowledge that any License will not be renewed in the ordinary course.  Except as disclosed on Schedule 5.10, neither Borrower nor any of its Subsidiaries is a party to any investigation, notice of violation, order or complaint issued by or before the FCC or any applicable Governmental Authority, and there are no proceedings pending by or before the FCC or any applicable Governmental Authority, which could in any manner threaten or adversely affect the validity of any License.

(B)                                All of the material properties, equipment and systems owned, leased or managed by Borrower or its Subsidiaries are, and (to the best knowledge of Borrower) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in material compliance with all terms and conditions of the Licenses and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telephone companies and customers.

(C)                                Each of Borrower and its Subsidiaries has paid all material franchise, license or other fees and charges which have become due pursuant to any Governmental Approval in respect of its business and has made appropriate provision as is required by GAAP for any such material fees and charges which have accrued.

5.14.                        Solvency.  Each of Borrower and its Subsidiaries:  (i) owns and will own assets the present fair saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of Borrower or its Subsidiaries and (b) greater than the amount that will be required to pay the probable liabilities of its then existing debts and liabilities as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to Borrower or such Subsidiary; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (iii) does not intend to incur and does not believe that it will incur debts and liabilities beyond its ability to pay such debts and liabilities as they become due.

5.15.                        Investment Company Act.  None of Borrower or any of its Subsidiaries is an “investment company” as that term is defined in and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.

5.16.                        Certain Agreements and Material Contracts.  Each of Borrower and its Subsidiaries has performed all of its material obligations under all loan agreements, indentures, guarantees, capital leases and Material Contracts and, to the best knowledge of Borrower, each other party thereto is in compliance with each such agreement or Material Contract.  Each such agreement or Material Contract is in full force and effect in accordance with the terms thereof.

5.17.                        Title to Properties.  Borrower and each of its Subsidiaries has such title or leasehold interest in and to the real property or interests therein, including material easements, licenses and similar rights in real estate, owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title or leasehold interest in and to all of its personal property, including those reflected on the balance sheets of Borrower delivered pursuant to Subsection 5.8, except those which have been disposed of by Borrower subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

5.18.                        Transactions with Affiliates.  No Affiliate of Borrower is a party to any agreement, contract, commitment or transaction with Borrower or has any material interest in any material property used by Borrower, except as permitted by Subsection 3.7.

5.19.                        OFAC.  None of Borrower or its Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

5.20.                        Patriot Act.  Each of Borrower and its Subsidiaries is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 6

EVENTS OF DEFAULT AND RIGHTS AND REMEDIES

6.1.                              Event of Default.  “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(A)                              Payment.  Failure to repay any outstanding amount of the Loans at the time required pursuant to this Agreement, or to reimburse Administrative Agent (for the account of Issuing Lender) for any payment made by Issuing Lender under or with respect to any Letter of Credit when due, or failure to pay, within five days after the due date, any interest on any Loan or failure to pay, within five days after receipt by Borrower of notice from Administrative Agent, any other amount due under this Agreement or any of the other Loan Documents; or

(B)                                Default in Other Agreements.  (i) Failure of Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) in excess of $5,000,000 or (ii) any other breach or default of Borrower or any of its Subsidiaries with respect to the Note Purchase Agreement, any Indebtedness (other than the Loans), if the effect of such breach or default is to cause or to permit the holder or holders then to cause such Indebtedness having an aggregate principal amount for Borrower and its Subsidiaries in excess of $5,000,000 to become or be declared due prior to its stated maturity; or

(C)                                Breach of Certain Provisions.  Failure of Borrower or any of its Subsidiaries to perform or comply with any term or condition contained in that portion of Subsection 2.2 relating to Borrower’s or any of its Subsidiaries’ obligation to maintain insurance, Subsection 2.4, Section 3 or Section 4; or

(D)                               Breach of Warranty.  Any representation, warranty, certification or other statement made by Borrower or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrower or any of its Subsidiaries in writing pursuant to any Loan Document is false in any material respect on the date made or deemed made; or

(E)                                 Other Defaults Under Loan Documents.  Borrower, any of its Subsidiaries or any other party (other than Administrative Agent or a Lender) breaches or defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within 30 days after receipt by Borrower, any such Subsidiary or such other party of notice from Administrative Agent of such default (other than occurrences described in other provisions of this Subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

(F)                                 Involuntary Bankruptcy; Appointment of Receiver; Etc.  (i) A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law within 60 days; or (ii) the continuance of any of the following events for 60 days unless dismissed, bonded or discharged:  (a) an involuntary case is commenced against Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries, for all or a substantial part of the property of Borrower or any of its Subsidiaries; or

(G)                                Voluntary Bankruptcy; Appointment of Receiver; Etc.  Borrower or any of its Subsidiaries (i) commences a voluntary case under the Bankruptcy Code, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts of Borrower or any of its Subsidiaries, or consents to, or fails to contest in a timely and appropriate manner, the entry of an order for relief in an involuntary case, the conversion of an involuntary case to a voluntary case under any such law, or the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of the property of Borrower or any of its Subsidiaries; or (ii) makes any assignment for the benefit of creditors; or

(iii) the Board of Directors or the shareholders of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Subsection 6.1(G); or

(H)                               Judgment and Attachments.  Any money judgment, writ or warrant of attachment or similar process involving an amount in any individual case or in the aggregate for Borrower and its Subsidiaries at any time in excess of $5,000,000 (in either case not adequately covered by insurance as to which the insurance company has not denied coverage) is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five Business Days prior to the date of any proposed sale thereunder; or

(I)                                    Dissolution.  Any order, judgment or decree is entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or any of its Subsidiaries and such order remains undischarged or unstayed for a period in excess of 15 days; or

(J)                                   Solvency.  Borrower or any of its Subsidiaries ceases to be solvent or Borrower or any of its Subsidiaries admits in writing its present or prospective inability to pay its debts as they become due; or

(K)                               Injunction.  Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all of its business or otherwise for more than 60 days to the extent that the results of such injunction or restraint could reasonably be expected to have a Material Adeverse Effect; or

(L)                                 ERISA; Pension Plans.  (i) Borrower or any of its Subsidiaries fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or could reasonably be expected to have a Material Adverse Effect; or (ii) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any such employee benefit plans and such accumulated funding deficiency results in or could reasonably be expected to have a Material Adverse Effect; or (iii) any employee benefit plan of Borrower or any of its Subsidiaries loses its status as a qualified plan under the IRC and such loss results in or could reasonably be expected to have a Material Adverse Effect; or

(M)                            Invalidity of Loan Documents.  Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void and Borrower or any applicable Subsidiary fails to promptly correct such cessation or declaration, or Borrower or any of its Subsidiaries denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(N)                               Licenses and Permits.  The loss, suspension or revocation of, or failure to renew, any license or permit, including any License, now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

(O)                               Change in Control.  Any Person acquires or beneficially owns, directly or indirectly, and controls at least 35% of the voting equity in Borrower.

6.2.                              Suspension of Commitments.  Upon the occurrence and during the continuation of any Default or Event of Default, and without limiting any other right or remedy hereunder, Administrative Agent may with the consent of the Requisite Lenders or shall upon written instructions from the Requisite Lenders, upon written notice to Borrower, cease making additional Loans and suspend the Lenders’ obligation to lend their Pro Rata Share of the Loan Commitments; provided that, in the case of a Default, if the subject condition or event is cured to the reasonable satisfaction of the Requisite Lenders (unless otherwise provided in Subsection 9.2) or waived or removed by the Requisite Lenders (unless otherwise provided in Subsection 9.2) within any applicable grace or cure period, any suspended portion of the Loan Commitments shall be reinstated.

6.3.                              Acceleration.  Upon the occurrence and during the continuance of any Event of Default described in the foregoing Subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Loans, payments under the Letters of Credit and all other Obligations (other than Obligations under any Related Interest Rate Agreement to which a Lender or an Affiliate of a Lender is a party, which may be accelerated solely in the discretion of the Lender or Affiliate of a Lender party thereto) shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make Loans and issue Letters of Credit shall thereupon terminate.  Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may and upon written demand of Requisite Lenders shall by written notice to Borrower declare all or any portion of the Loans, all or any Letter of Credit and all or some of the other Obligations (other than Obligations under any Related Interest Rate Agreement to which a Lender or an Affiliate of a Lender is a party, which may be accelerated solely in the discretion of the Lender or Affiliate of a Lender party thereto) to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and upon such acceleration the obligations of Lenders to make Loans and issue Letters of Credit shall thereupon terminate and Borrower shall immediately comply with the provisions of Subsection 1.18.

6.4.                              Rights of Collection.  Upon the occurrence and during the continuation of any Event of Default and at any time thereafter, unless and until such Event of Default is cured or waived in writing by Requisite Lenders, Administrative Agent may exercise on behalf of Lenders all of its rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

6.5.                              Consents.  Borrower acknowledges that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by Administrative Agent or a Lender in the exercise of its rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority.  If counsel to Administrative Agent reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to Administrative Agent or any Lender in connection therewith or as a result of any action which may be taken pursuant thereto, then Borrower, at Borrower’s sole cost and expense, agrees to use its reasonable efforts, and to cause its Subsidiaries to use their reasonable efforts, to secure such consent and to cooperate with Administrative Agent and such Lender in any action commenced by Administrative Agent or any Lender to secure such consent.

6.6.                              Performance by Administrative Agent.  If Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein, subject to Applicable Law.  In such event, Borrower shall, at the request of Administrative Agent, promptly pay any amount reasonably expended by Administrative Agent in such performance or attempted performance to Administrative Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Subsection 1.2(E) from the date of such expenditure until paid.  Notwithstanding the foregoing, it is expressly agreed that neither Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

6.7.                              Set Off and Sharing of Payments.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply against and on account of any of the Obligations any and all (A) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or any of its Subsidiaries), and (B) all other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries; provided, that no Lender shall exercise any such right without the prior written consent of Administrative Agent.  Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares.  Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to Administrative Agent for the benefit of all Lenders in accordance with their Pro Rata Shares; provided, that CoBank may exercise its rights against any equity of CoBank held by Borrower without complying with this Subsection 6.7.

6.8.                              Application of Payments.  Subsequent to the occurrence and during the continuation of any Default or Event of Default, all payments received by Lenders (or Affiliates of Lenders party to Related Interest Rate Agreements) on the Obligations and on the proceeds from the enforcement of the Obligations shall be applied among Administrative Agent and Lenders (and Affiliates of Lenders party to Related Interest Rate Agreements) as follows:  first, to all Administrative Agent’s and Lenders’ (and Affiliates of Lenders party to Related Interest Rate Agreements) fees and expenses then due and payable, other than such fees and expenses which, in effect, correspond to principal, notional amount or interest under or with respect to such Related Interest Rate Agreements; second, to all other expenses then due and payable by any Loan Party under the Loan Documents; third, to all indemnitee obligations then due and payable by any Loan Party under the Loan Documents; fourth, to all commitment and other fees and commissions then due and payable by Borrower under the Loan Documents; fifth, pro rata to (i) accrued and unpaid interest on the Loans (pro rata) in accordance with all such amounts due on the Loans and (ii) any scheduled payments (excluding termination, unwind and similar payments) due to a Lender or an Affiliate of a Lender on any Related Interest Rate Agreements (pro rata with all such amounts due); sixth, pro rata to (a) the principal amount of the Loans (pro rata among all Loans) and (b) any termination, unwind and similar payments due to a Lender or an Affiliate of a Lender under Related Interest Rate Agreements (pro rata with all such amounts due); and seventh, to any remaining amounts due under the Obligations, in that order.  Any remaining monies not applied as provided in this Subsection 6.8 shall be paid to Borrower or any Person lawfully entitled thereto.

6.9.                              Adjustments.  If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon in a greater proportion than any such payment received by any other Lender (other than pursuant to Subsection 1.11(B)), if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall, to the extent permitted by Applicable Law, purchase for cash from the other Lenders such portion of each such other Lender’s Loans as shall be necessary to cause such Benefited Lender to share the excess payment or benefits ratably with each Lender; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest.  Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.  This Subsection 6.9 shall not apply to any action taken by CoBank with respect to equity in it held by Borrower.

SECTION 7

CONDITIONS TO LOANS

The obligations of Lenders to make Loans are subject to satisfaction of all of the applicable conditions set forth below.

7.1.                              Conditions to Effectiveness.  The effectiveness of this Agreement, and the amendments and restatement contained herein, is subject to the satisfaction of each of the following conditions:

(A)                              Executed Loan and Other Documents.  (i) This Agreement, (ii) the Notes and (iii) all other documents and instruments contemplated by such agreements, shall have been duly authorized and executed by Borrower or other Person, as applicable, in form and substance satisfactory to Administrative Agent and Lenders, and Borrower or such other Person, as applicable, shall have delivered original counterparts thereof to Administrative Agent for delivery to Lenders.

(B)                                Closing Certificates; Opinions.

(1)                                  Officers’ Certificate.  Administrative Agent shall have received a certificate from the chief executive officer and the senior vice president, finance and corporate development of Borrower, in form and substance reasonably satisfactory to Administrative Agent, to the effect that, to their knowledge after reasonable diligence, all representations and warranties of Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date thereof; that neither Borrower nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that Borrower has satisfied each of the closing conditions to be satisfied hereby.

(2)                                  Certificate of Secretary of Borrower.  Administrative Agent shall have received a certificate of the secretary or assistant secretary of Borrower certifying that attached thereto is a true and complete copy of its articles of incorporation, and all amendments thereto, certified as of a recent date by the Secretary of State of the state of its organization; that attached thereto is a true and complete copy of its bylaws as in effect on the date of such certification; that attached thereto is a true and complete copy of resolution of its Board of Directors authorizing the borrowings contemplated hereunder, and the execution, delivery and performance of this Agreement and the other Loan Documents; and as to the incumbency and genuineness of the signature of each of its officers executing Loan Documents.

(3)                                  Closing Certification.  The Administrative Agent shall have received a certificate of the chief executive officer and the senior vice president, finance and corporate development of the Borrower, dated the Amendment Date, in form and substance reasonably acceptable to the Administrative Agent, to the effect that as of the Amendment Date the Borrower, on a combined and consolidated basis with its Subsidiaries as set forth in Section 4, are in compliance on a pro forma basis (after giving effect to the transactions contemplated by this Agreement) with the covenants set forth in Section 4 for the succeeding 12-month period based upon the Budgets delivered pursuant to Subsection 4.4(D) and other reasonable and good faith assumptions, which shall be set forth in such certification, as to transactions contemplated during such 12-month period.

(4)                                  Certificates of Good Standing.  Administrative Agent shall have received certificates as of a recent date of the good standing of Borrower under the laws of its jurisdiction of organization and such other jurisdictions as are requested by Administrative Agent.

(5)                                  Opinion of Counsel.  Administrative Agent shall have received a favorable opinion of counsel to Borrower addressed to Administrative Agent with respect to Borrower and the Loan Documents reasonably satisfactory in form and substance to Administrative Agent.

(C)                                Consents.

(1)                                  Governmental and Third Party Approvals.  Borrower shall have delivered to Administrative Agent all necessary material approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUCs, and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents, and all such approvals shall be in form and substance reasonably satisfactory to Administrative Agent.

(2)                                  No Injunction, Etc.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, nor any adverse ruling received from, any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by Administrative Agent in its reasonable discretion, is reasonably likely to result in a Material Adverse Effect.

(D)                               Fees, Expenses, Taxes, Etc.  There shall have been paid by Borrower to Administrative Agent the fees set forth or referenced in Subsection 1.4 and any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(E)                                 Miscellaneous.

(1)                                  Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Administrative Agent.  Administrative Agent shall have received copies of all other instruments and other evidence as Administrative Agent or any Lender may request, in form and substance reasonably satisfactory to Administrative Agent and Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

(2)                                  Litigation, Investigations, Audits, Etc.  There is no action, suit, proceeding or investigation pending against, or, to the knowledge of Borrower after due inquiry, threatened against or in any other manner relating adversely to, Borrower or any of its Subsidiaries or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC), except such as affect the telecommunications industry generally, that would reasonably be expected to have a Material Adverse Effect.

7.2.                              Conditions to All Loans.  The obligations of Lenders to make Loans, including any Loan on the Amendment Date, and of Issuing Lenders to issue Letters of Credit, including the initial Letter of Credit, on any date (each such date a “Funding Date”), are subject to the further conditions precedent set forth below.

(1)                                  Administrative Agent shall have received, in accordance with the provisions of Subsection 1.3, a Notice of Borrowing requesting an advance of a Loan or such notice as Issuing Lender shall require for the issuance of a Letter of Credit.

(2)                                  The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan or a Letter of Credit shall constitute a representation and warranty by Borrower that such representations and warranties are) true and correct in all material respects on and as of such Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Administrative Agent after the Amendment Date so long as what is being disclosed does not give rise to a Default or an Event of Default.

(3)                                  No event shall have occurred and be continuing or would result from the consummation of the borrowing or issuance contemplated that would constitute an Event of Default or a Default.

(4)                                  No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making any Loan or Issuing Lender from issuing any Letter of Credit.

(5)                                  Since December 31, 2007, there shall not have occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(6)                                  All Loan Documents shall be in full force and effect.

SECTION 8

ASSIGNMENT AND PARTICIPATION

8.1.                              Assignments and Participations in Loans and Notes.

(A)                              General.  No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Subsection 8.1(B), (ii) by way of participation in accordance with the provisions of Subsection 8.1(D), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Subsection 8.1(F) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Subsection 8.1(D) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.  In the event of an assignment pursuant to this Subsection 8.1, if a new Note is requested by the Person to which interests are to be assigned, Borrower shall, upon surrender of the assigning Lender’s Note, issue a new Note to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.  Each Lender may furnish any information concerning Loan Parties and their Subsidiaries in the possession of that Lender from time to time to assignees and Participants (including prospective assignees and Participants), subject to the provisions of Subsection 9.13.  Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a “Lender” hereunder unless such Person shall also be capable of making LIBOR Loans.

(B)           Assignments by the Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loan Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(a)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Loan Commitment and the Loans at the time owing to it or in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b)           in any case not described in Subsection 8.1(B)(i)(a), the aggregate amount of the Loan Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Loan Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if an “Effective Date” is specified in the Assignment and Assumption, as of the Effective Date) shall not be less than $3,000,000, in the case of any assignment in respect of a revolving facility, or $1,000,000, in the case of any assignment in respect of a term facility, unless each of Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Loan Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by of Subsection 8.1(B)(i)(b) and, in addition:

(a)           the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and provided that assignments by CoBank to institutions chartered under the Farm Credit System shall not require written consent of the Borrower; and

(b)                                 the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Facility if such assignment is to a Person that is not a Lender with a Loan Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to the Borrower.  No such assignment shall be made to Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Subsection 8.1(C), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of a Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Subsections 1.4(D), 1.11, 1.13, 1.14, 9.1, 9.14 and 9.15 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Subsection 8.1(B) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection 8.1(D).

(C)                                Register.  Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in Denver, Colorado a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Loan Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(D)                               Participations.  Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loan Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  CoBank reserves the right to assign or sell participations in all or any part of its Pro Rata Share of each Loan Commitment on a non-patronage basis.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Subsection 9.2 relating to amendments requiring unanimous consent of the Lenders that affects such Participant.  Subject to Subsection 8.1(E), Borrower agrees that each Participant shall be entitled to the benefits of Subsections 1.11, 1.13 and 1.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 8.1(B).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Subsection 6.7 as though it were a Lender, provided such Participant agrees to be subject to Subsection 6.7 as though it were a Lender.

(E)                                 Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Subsections 1.11, 1.13 and 1.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and after disclosure in writing of such greater payment to the extent such Participant has knowledge of the circumstances giving rise to such greater payment at the time of such sale.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Subsection 1.13 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Subsection 1.13(B) as though it were a Lender.

(F)                                 Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment  to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

8.2.                              Administrative Agent.

(A)                              Appointment.  Each Lender hereby irrevocably appoints and authorizes CoBank, as Administrative Agent, to act as Administrative Agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto.  Administrative Agent is authorized and empowered to amend, modify or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders, subject to the requirement that the consent of certain Lenders or all Lenders, as appropriate, be obtained in certain instances as provided in this Agreement.  CoBank hereby agrees to act as Administrative Agent on the express conditions contained in this Subsection 8.2.  The provisions of this Subsection 8.2 are solely for the benefit of Administrative Agent and Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an Administrative Agent of Lenders and Administrative Agent shall not assume or be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or their respective Affiliates.  Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

(B)                                Nature of Duties.  The duties of Administrative Agent shall be mechanical and administrative in nature.  Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein.  Each Lender expressly acknowledges that none of Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representation or warranty to it and that no act by Administrative Agent or any such Person hereafter taken, including any review of the affairs of Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender.  Each Lender represents to Administrative Agent that (i) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of Borrower and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to Borrower hereunder, and (ii) it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of Loan Parties.  Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein).  If Administrative Agent seeks the consent or approval of any Lenders to the taking or refraining from taking of any action hereunder, then Administrative Agent shall send notice thereof to each Lender.  Administrative Agent shall promptly notify each Lender any time that Requisite Lenders have instructed Administrative Agent to act or refrain from acting pursuant hereto.

(C)                                Rights, Exculpation, Etc.  Administrative Agent, its Affiliates and any of their or their Affiliates’ respective officers, directors, employees, agents or attorneys-in-fact shall not be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each such entity shall be liable with respect to its own gross negligence, bad faith or willful misconduct.  Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other

Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).  In performing its functions and duties hereunder, Administrative Agent shall exercise the same care which it would in dealing with loans for its own account, but Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of Loan Parties.  Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents (i) if such action or omission would, in the reasonable opinion of Administrative Agent, violate any Applicable Law or any provision of this Agreement or any other Loan Document, or (ii) until it shall have received such instructions from Requisite Lenders or all of Lenders, as applicable.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, except in connection with its own gross negligence, bad faith or willful misconduct.

(D)                               Reliance.  Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents.

(E)                                 Indemnification.  Lenders will reimburse and indemnify Administrative Agent and its Affiliates and its and its Affiliates’ officers, directors, employees, agents, and attorneys-in-fact (collectively, “Representatives”), on demand (to the extent not actually reimbursed by Borrower, but without limiting the obligations of Borrower under this Agreement) for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or its Representatives (i) in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Administrative Agent or its Representatives under this Agreement or any of the Loan Documents, and (ii) in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents in proportion to each Lender’s Pro Rata Share; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Administrative Agent’s or its Representatives’ gross negligence, bad faith or willful misconduct.  If any indemnity furnished to Administrative Agent or its Representatives for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The obligations of Lenders under this Subsection 8.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

(F)                                 Administrative Agent Individually.  With respect to its obligations under the Loan Commitments, the Loans made by it, and the Notes issued to it, Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender.  The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders.  Administrative Agent may lend money to, and generally engage in any kind of banking, trust or other business with, Loan Parties as if it were not acting as Administrative Agent pursuant hereto.

(G)                                Notice of Default.  Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of Borrower or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default.  Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent shall have received written notice from Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that Administrative Agent receives such a notice, Administrative Agent will give notice thereof to Lenders as soon as reasonably practicable; provided, that if any such notice has also been furnished to Lenders, Administrative Agent shall have no obligation to notify Lenders with respect thereto.  Administrative Agent shall (subject to this Subsection 8.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by Requisite Lenders; provided, further, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable and in the best interests of Lenders.

(H)                               Successor Administrative Agent.

(a)                                  Resignation.  Administrative Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least 30 Business Days’ prior written notice to Borrower and Lenders.  Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clause (b) below or as otherwise provided below.

(b)                                 Appointment of Successor.  Upon any such notice of resignation or removal pursuant to clause (a) above, Requisite Lenders shall (and if no Event of

Default or Default shall have occurred and be continuing, upon receipt of Borrower’s prior consent, which shall not be unreasonably withheld or delayed), appoint a successor Administrative Agent from among Lenders or another financial institution.  If a successor Administrative Agent shall not have been so appointed within the 30 Business Day period referred to in clause (a) above, the retiring Administrative Agent, upon notice to Borrower, shall then appoint a successor Administrative Agent from among Lenders who shall serve as Administrative Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower’s prior written consent (if required under the first sentence of this paragraph), which shall not be unreasonably withheld or delayed, appoint a successor Administrative Agent as provided above.

(c)                                  Successor Agent.  Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent’s resignation as Administrative Agent under the Loan Documents, the provisions of this Subsection 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

(I)                                    Dissemination of Information.  Administrative Agent will use its best efforts (except where otherwise provided herein) to provide Lenders with any information received by Administrative Agent from Borrower which is required to be provided to a Lender hereunder or which is otherwise requested by any Lender, provided that Administrative Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Administrative Agent’s or its Representatives’ gross negligence, bad faith or willful misconduct.

8.3.                              Consents; Notices.

In the event Administrative Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten Business Days after such Lender’s receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

8.4.                              Disbursement of Funds.  Administrative Agent shall advise each Lender by telephone or telecopy of the amount of such Lender’s Pro Rata Share of any Loan requested by Borrower no later than 11:00 a.m. (Denver, Colorado time) at least two Business Days immediately preceding the Funding Date applicable thereto (in the case of LIBOR Loans), otherwise on the Business Day immediately preceding the Funding Date applicable thereto, and each such Lender shall pay Administrative Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Administrative Agent’s account by no later than 1:00 p.m. (Denver, Colorado time) on such Funding Date.  If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent’s demand, Administrative Agent shall promptly notify Borrower, and Administrative Agent shall disburse to Borrower, by wire transfer of immediately available funds, that portion of such Loan as to which Administrative Agent has received funds.  In such event, Administrative Agent may, on behalf of any Lender not timely paying Administrative Agent, disburse funds to Borrower for Loans requested, subject to the provisions of Subsection 8.5(B).  Each such Lender shall reimburse Administrative Agent on demand for all funds disbursed on its behalf by Administrative Agent.  Nothing in this Subsection 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Subsection 8.5, shall be deemed to require Administrative Agent (or any other Lender) to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

8.5.                              Disbursements of Loans; Payments.

(A)                              Pro Rata Treatment; Application.  Upon receipt by Administrative Agent of each payment from Borrower hereunder, other than as described in the succeeding sentence, Administrative Agent shall promptly credit each Lender’s account with its Pro Rata Share of such payment in accordance with such Lender’s Pro Rata Share and shall promptly wire advice of the amount of such credit to each Lender.  Each payment to Administrative Agent of its fees shall be made in like manner, but for the account of Administrative Agent.

(B)                                Availability of Lender’s Pro Rata Share.

(a)                                  Unless Administrative Agent has been notified by a Lender prior to a Funding Date of such Lender’s intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, and Administrative Agent has given notice pursuant to Subsection 8.4, Administrative Agent may assume that such Lender will make such amount available to Administrative Agent on the Funding Date.  If such amount is not, in fact, made available to Administrative Agent by such Lender when due, and Administrative Agent disburses funds to Borrower on behalf of such Lender, Administrative Agent will be entitled to recover such amount on demand from Borrower, without set-off, counterclaim or deduction of any kind, with interest thereon at the rate per annum then applicable to such Loan.

(b)                                 Nothing contained in this Subsection 8.5(B) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Administrative Agent or Borrower may have against such Lender as a result of a default by such Lender under this Agreement.

(c)                                  Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made after any Event of Default or acceleration of the Obligations with respect to any draw on a Letter of Credit.

(C)                                Return of Payments.

(a)                                  If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

(b)                                 If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Administrative Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

SECTION 9

MISCELLANEOUS

9.1.                              Indemnities.  Borrower agrees to indemnify, pay, and hold Administrative Agent and each Lender and their respective Affiliates and the respective officers, directors, employees, agents, and attorneys of Administrative Agent, each Lender and their respective Affiliates (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of Administrative Agent and each Lender being a party to this Agreement or otherwise in connection with this Agreement; provided, that Borrower shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction; provided further, however, that Borrower’s obligations to indemnify or compensate any Indemnitee for taxes shall be subject to Subsection 1.13. This Subsection 9.1 and all indemnification provisions contained within any other Loan Document shall survive the termination of this Agreement.

9.2.                              Amendments and Waivers.  Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents (other than any Related Interest Rate Agreement, which may only be amended, modified or terminated, or any provision thereof waived, in accordance with the terms thereof), or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Requisite Lenders (or Administrative Agent, if expressly set forth herein, in any Note or in any other Loan Document); provided, that, notwithstanding any other provision of this Agreement to the contrary and except, with respect to an assignee or assignor hereunder, to the extent permitted by any applicable Assignment and Assumption, no amendment, modification, termination or waiver shall, unless in writing and signed by Borrower and all Lenders affected thereby, do any of the following: (i) increase any Lender’s Pro Rata Share of any Loan Commitment or change a pro rata payment of any Lender; (ii) reduce the principal of, rate of interest on (except as contemplated by Subsection 1.2) or fees payable with respect to any Loan; provided, however, that only the consent of the Requisite Lenders shall be necessary (a) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or fees at the Default Rate or (b) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder; (iii) extend the Revolving Loan Expiration Date, the any Term Loan Maturity Date or extend any other scheduled date on which any Obligation is to be paid (but excluding mandatory prepayments); (iv) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (v) amend or waive this Subsection 9.2 or the definitions of the terms used in this Subsection 9.2 insofar as the definitions affect the substance of this Subsection 9.2; or (vi) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent or under any Loan Document shall in any event be effective, unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action.  Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.  No amendment, modification, termination or waiver shall be required for Administrative Agent to take Collateral pursuant to any Loan Document.  No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note, except to the extent that all Notes have been amended with the consent of Requisite Lenders as permitted herein.  No notice to or demand on Borrower or any other Person in any case shall entitle Borrower or such Person to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by Borrower, on Borrower.

In connection with any such proposed amendment, modification, waiver or termination requiring the consent of all Lenders (such proposed amendment, modification, waiver or termination, a “Proposed Change”), if the consent of the Requisite Lenders is obtained to such Proposed Change, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Subsection 9.2 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender and provided no Event of Default has occurred and is then continuing, then Borrower shall have the right to cause each such Non-Consenting Lender to (and such Non-Consenting Lender shall) transfer or assign, without recourse, all of the rights, obligations and interests of each such Non-Consenting Lender or with respect to this Agreement to one or more assignees (in accordance with and subject to the restrictions contained in Subsection 8.1(B)) approved by Administrative Agent, which approval shall not be unreasonably withheld, so long as at the time of such transfer or assignment, each such assignee consents to such Proposed Change; provided, however, that no Non-Consenting Lender shall be obligated to make any such assignment unless, (x) such assignment shall not conflict with any law or any rule, regulation or order of any Governmental Authority and (y) such assignee shall pay to the affected Non-Consenting Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Consenting Lender and all fees owed to such Non-Consenting Lender hereunder and all other amounts accrued for such Non-Consenting Lender’s account or owed to it hereunder.  In furtherance of the foregoing, each Non-Consenting Lender agrees to execute an Assignment and Assumption to reflect such assignment, but regardless of whether such Assignment and Assumption is executed, such Non-Consenting Lender’s rights hereunder, except rights under Subsection 9.1 with respect to actions prior to such date, shall cease from and after the date of tender by the assignee to such Non-Consenting Lender of the amount specified by clause (y) above.

9.3.                              Notices.  Any required notice or other communication shall be in writing addressed to the respective party as set forth below and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given:  (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of confirmed transmission if transmitted on a Business Day before 2:00 p.m. (Denver, Colorado time) and otherwise on the Business Day next succeeding the date of transmission; (iii) if delivered by overnight courier, two days after delivery to the courier properly addressed; or (iv) if delivered by U.S. mail, four Business Days after deposit with postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Borrower:                                                                SureWest Communications
200 Vernon Street
Roseville, CA 95678
Attn: Chief Financial Officer
Fax:                         (916) 786-1800

with a copy to:                                                                 SureWest Communications
200 Vernon Street
Roseville, CA 95678
Attn: Senior Vice President, Finance and Corporate Development
Fax:                         (916) 786-1800

If to Administrative Agent:                                      CoBank, ACB

5500 South Quebec Street

Greenwood Village, Colorado 80111

Attn: Communications & Energy Banking Group

Fax: (303) 224-2639

9.4.                              Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Administrative Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default.  All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5.                              Payments Set Aside.  To the extent that Borrower or any other Person makes payment(s) or Administrative Agent enforces its Liens or Administrative Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone (whether by demand, litigation, settlement or otherwise), then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.6.                              Severability.  The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents or any such invalid, unenforceable or illegal provision in any jurisdiction in which it is not invalid, unenforceable or illegal.

9.7.                              Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  In the event that any Lender at any time should fail to make an Loan as herein provided, Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan.  Nothing contained in any Loan Document and no action taken by Administrative Agent or any Lender pursuant hereto or thereto shall be deemed to imply or construe Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall each be a separate and independent debt.

9.8.                              Headings.  Section and Subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

9.9.                              Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

9.10.                        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders.

9.11.                        No Fiduciary Relationship.  No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrower or its Affiliates by Administrative Agent or any Lender.

9.12.                        Construction.  Administrative Agent, or each Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Administrative Agent, each Lender and Borrower.

9.13.                        Confidentiality.  Administrative Agent and Lenders agree to hold any confidential information that they may receive from Borrower or its Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (i) on a confidential basis to directors, officers, employees, agents or legal counsel, independent public accountants and other professional advisors of Administrative Agent or Lenders or their respective Affiliates; (ii) to regulatory officials having jurisdiction over Administrative Agent or Lenders or their Affiliates; (iii) as required or requested by Applicable Law or legal process; or (iv) in connection with any legal proceeding between or among Administrative Agent or Lenders or their Affiliates and Borrower and/or their respective Subsidiaries or Affiliates

(provided that, in the event Administrative Agent or Lenders or their Affiliates are so required to disclose such confidential information pursuant to clauses (iii) or (iv) of this Subsection 9.13, Administrative Agent or Lenders shall promptly notify Borrower (unless legally prohibited from so doing), so that Borrower or any of its Subsidiaries may seek, at its sole cost and expense, a protective order or other appropriate remedy); and (v) to another Person in connection with a disposition or possible disposition to that Person of all or part of that Lender’s interests hereunder or a participation interest in its Pro Rata Share, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Subsection 9.13.  For purposes of the foregoing, “confidential information” shall mean all information respecting Borrower or its Affiliates or Subsidiaries, other than (A) information previously filed by Borrower or its Affiliates or Subsidiaries with any Governmental Authority and available to the public or otherwise made available by Borrower or any of its Affiliates to third parties on a non-confidential basis, (B) information previously published in any public medium from a source other than, directly or indirectly, Lenders in violation of this Subsection 9.13 and (C) information obtained by Administrative Agent or Lenders from a source independent of Borrower or its Subsidiaries, which source is not actually known to Administrative Agent or Lenders to be bound by a duty of confidentiality with respect to such information.

9.14.                        Consent to Jurisdiction and Service of Process.

(1)  BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR COLORADO STATE COURT IN THE STATE OF COLORADO HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS.  BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

(2)  BORROWER HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, A COPY OF SUCH PROCESS TO BORROWER AT THE ADDRESS TO WHICH NOTICES TO BORROWER ARE THEN TO BE SENT PURSUANT TO SUBSECTION 9.3 AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED.  NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

9.15.                        Waiver of Jury Trial.  BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN ANY THEM

RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EACH OF THEM.

9.16.                        Survival of Warranties and Certain Agreements.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, the issuances of Letters of Credit and the execution and delivery of the Notes.  Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Subsections 1.4(D), 1.11, 1.13, 1.14, 9.1, 9.14 and 9.15 shall survive the payment of the Loans, the payment of the Letter of Credit Liabilities and the termination of this Agreement.

9.17.                        Entire Agreement.  This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

9.18.                        Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.19.                        Patriot Act.  Administrative Agent notifies Borrower and its Subsidiaries that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each of Borrower and its Subsidiaries, which information includes the name and address of such entity and other information that will allow Administrative Agent to identify such in accordance with the Patriot Act.  Each of Borrower and its Subsidiaries shall provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by Administrative Agent in order to assist Administrative Agent in maintaining compliance with the Patriot Act.

9.20.                        Effectiveness of Amendment and Restatement; No Novation.  The amendment and restatement of the Existing Credit Agreement pursuant to this Agreement shall be effective as of the Amendment Date.  All obligations and rights of Borrower and its Subsidiaries and Administrative Agent arising out of or relating to the period commencing on the Amendment Date shall be governed by the terms and provisions of this Agreement; the obligations of and rights of Borrower, its Subsidiaries, Lenders and Administrative Agent arising out of or relating to the period prior to the Amendment Date shall continue to be governed by the Existing Credit Agreement without giving effect to the amendment and restatements provided for herein. This Agreement shall not constitute a novation or termination of Borrower’s or any of its Subsidiary’s obligations under the Existing Credit Agreement or any document, note or agreement executed or delivered in connection therewith, but shall constitute an amendment and restatement of the obligations and covenants of Borrower and its Subsidiaries under the such documents, notes and agreements, and each Borrower and its Subsidiaries hereby reaffirms all such obligations and covenants, as amended and restated hereby.

SECTION 10

DEFINITIONS

10.1.                        Certain Defined Terms.  The terms defined below are used in this Agreement as so defined.  Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

“Acquired Indebtedness” shall mean Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with or into Borrower or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a party to this Agreement or such acquisition, merger or consolidation and which Indebtedness is without recourse to Borrower or any Subsidiary or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Subsidiary or the time of such acquisition, merger or consolidation.  Acquired Indebtedness shall not include any Indebtedness that refinances or replaces any Acquired Indebtedness.

“Adjusted Consolidated Net Worth” means, as of any date of determination, the result of (i) Consolidated Net Worth minus (ii) the sum of Restricted Investments incurred after December 9, 1998 in excess of 10% of Consolidated Net Worth, all as of the such date of determination.

“Adjustment Date” means each date which is the fifth (5th) Business Day after the receipt by Administrative Agent of (i) each Compliance Certificate delivered by Borrower pursuant to Subsection 4.4(C) and (ii) in the case a decrease in an applicable margin is warranted, a written notice from Borrower to decrease such margin.

“Administrative Agent” means CoBank in its capacity as Administrative Agent for Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to Subsection 8.2.

“Affiliate” means any Person: (i) directly or indirectly controlling, controlled by, or under common control with, Borrower or any of its Subsidiaries; (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower or any of its Subsidiaries; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower or any of its Subsidiaries.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Amendment Date” means the date hereof.

“Applicable Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

“Asset Disposition” means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, by Borrower or any of its Subsidiaries, of any of the following:  (i) any of the capital stock or the ownership interests of any of its Subsidiaries, or (ii) any or all of its assets.

“Assignment and Assumption” means an agreement among Administrative Agent, a Lender and such Lender’s assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Loan Commitment, the Facilities and other interests under this Agreement and the other Loan Documents in the form attached hereto as Exhibit 10.1(A).

“Available Revolving Commitment” means, at any time, the Revolving Loan Commitment, as it may have been reduced pursuant to this Agreement, minus the sum of (a) aggregate principal balance of all Revolving Loans and (b) the Letter of Credit Liability then outstanding.

“Banking Day” means a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time or any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect and all rules and regulations promulgated thereunder.

“Base Rate” means a variable rate of interest per annum equal, on any day, to the rate of interest established by CoBank from time to time as its CoBank Base Rate, which rate is intended by CoBank to be a reference rate and not its lowest rate.  The CoBank Base Rate will change on the date established by CoBank as the effective date of any change thereof.

“Base Rate Loan” means, at any time, the aggregate amount of all Loans then bearing interest at the rate determined by reference to the Base Rate.

“Base Rate Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“Budget” means, for Borrower prepared on a segment basis, (i) profit and loss statements and (ii) cash flow statements, all prepared on a consistent basis with Borrower’s or such Subsidiaries’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.  The Budget represents and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the course of its business.

“Business Day” means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado, or is a day on which banking institutions located in such state are closed or which the Federal Reserve Banks are closed, and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in U.S. dollar deposits in the applicable interbank LIBOR market.

“Calculation Period” means each period commencing on each Adjustment Date and ending on the day preceding each subsequent Adjustment Date.

“Capital Lease” means any lease of real or personal property which is required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to Borrower and its Subsidiaries but which otherwise would be required to be capitalized under GAAP.

“Cash Equivalents” means:  (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Rating Service or at least P-1 from Moody’s Investors Service, Inc.; (iii) certificates of deposit or bankers’

acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; and (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower’s deposits at such institution.

“Closing Date” means May 1, 2006.

“Communications Act” means the Communications Act of 1934, as amended and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

“Consolidated Net Assets” means, on a consolidated basis for Borrower and its Subsidiaries, total assets minus the sum of (a) Restricted Investments and (b) current liabilities.

“Consolidated Net Worth” means the consolidated stockholders’ equity of Borrower and its Subsidiaries.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of any Loan or participation in any Letter of Credit required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“EBITDA” means the sum of (a) net income or deficit, as the case may be (excluding extraordinary gains, the write up of any asset or any gain realized upon the sale of an asset and excluding any extraordinary, non-cash losses, the write down of any asset and the loss realized upon the sale of any asset), (b) total interest expense (including non-cash interest), (c) depreciation and amortization expense, (d) income or franchise taxes, federal, state or local, (e) non-recurring fees and expenses incurred in connection with any investment, disposition or acquisition permitted by this Agreement or any issuance of equity interests or incurrence or early extinguishment of Indebtedness, or refinancing transactions or other modification of any debt instrument, in each case permitted herein, (f) non-cash compensation charges, including any such charges resulting from stock options, stock appreciation rights, restricted stock grants or other equity incentive programs, (g) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with Permitted Acquisitions, and (h) purchase accounting adjustments in connection with Permitted Acquisitions.  For any period of calculation, EBITDA shall be adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

“Environmental Laws” means all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including those relating to releases, discharges, emissions, spills, leaching, or disposals of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons) to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901 et seq.).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a controlled group or under common control with Borrower within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).

“ERISA Event” means, with respect to Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001(a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multi-employer Plan; (e) a notification that a Multi-employer Plan is in reorganization under Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multi-employer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

“Everest Acquisition” means the acquisition by Borrower of substantially all of the stock of Everest Broadband, Inc. pursuant to that certain Purchase and Sale Agreement by and among Everest Broadband, Inc., the equity holders of Everest Broadband, Inc. and Borrower dated December 6, 2007.

“Facility” and “Facilities” mean, respectively, each of the Term Loan Facility, the Swingline Facility and the Revolving Loan Facility and, collectively, both of the Term Loan Facilities, the Swingline Facility and the Revolving Loan Facility.

“FCC” means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

“Fixed Rate Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“GAAP” means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69, as amended, entitled “The Meaning of ‘Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports’” issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including all Licenses.

“Governmental Authority” means any nation, province, or state or any political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including the FCC and any PUC.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than Borrower or any Subsidiary; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

“Indebtedness” as applied to any Person, means, without duplication: (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases or other capitalized agreements that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, except trade payables arising in the ordinary course of business not more than 90 days past due; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, but only to the extent of the fair value of such property or asset; (vi) fixed rate hedging obligations that are due (after giving effect to any period of grace or notice requirement applicable thereto) and remain unpaid; (viii) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement obligations, which are not due and payable on such date, in respect of documentary letters of credit issued to provide for the payment of goods and services in the ordinary course of business); (ix) obligations under partnership, organizational or other agreements to fund capital contributions or other equity calls with respect to any Person or investment, or to redeem, repurchase or otherwise make payments in respect to capital stock or other securities of such Person and (x) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (ix) above.

“Interest Coverage Ratio” means the ratio derived by dividing (i) EBITDA by (ii) total interest expense (excluding (A) for the period from and including February 13, 2008 and through and including May 31, 2008, interest expense on $30,000,000 of the Term Loan B, and (B) interest expense attributable to Indebtedness repaid by the seller or otherwise in connection with either the Everest Acquisition or any Permitted Acquisition, but including for the applicable calculation period prior to the date of any such Permitted Acquisition, pro forma interest expense on any Indebtedness incurred to finance all or a portion of the purchase price for the Everest Acquisition or such Permitted Acquisition based on the principal amount of such Indebtedness on the date of the Everest Acquisition or such Permitted Acquisition and the rate of interest thereon on such date), in each case for the then most recently completed four fiscal quarters.

“Interest Rate Agreement” means any interest rate swap, hedge, cap, collar or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates.

“Investment” means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person, other than trade associations and similar organizations purchased or acquired in the ordinary course of business; and (ii) any direct or indirect loan, advance, guarantee, assumption of liability or other obligation of liability, or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

“Issuing Lender” means CoBank, or any other Lender designated from time to time by Administrative Agent or Borrower (and subject to such Lender’s acceptance of such designation), in such Lender’s capacity as an issuer of Letters of Credit hereunder.

“Lead Arranger” means CoBank in its capacity as Lead Arranger.

“Lender” or “Lenders” means one or more of the banks or other financial institutions identified as Lenders in the first paragraph of this Agreement and their successors and permitted assigns pursuant to Subsection 8.1.

“Letter of Credit Liability” means, as to each Letter of Credit, all reimbursement obligations of Borrower to Issuing Lender consisting of (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid and made available by Issuing Lender to the extent not reimbursed by Borrower, whether by the making of a Revolving Loan or otherwise; and (c) all accrued and unpaid interest, fees and expenses with respect thereto.  In the case of any Letter of Credit that is issued in a currency other than United Stated Dollars, the corresponding Letter of Credit Liability shall be determined in United States Dollars based on the currency exchange rate from time to time applicable to the issuer of such Letter of Credit.

“Leverage Ratio” means, for any period, the ratio derived by dividing (i) all Indebtedness as of the last day of the applicable period by (ii) EBITDA for the then most recently completed four fiscal quarters.

“LIBOR” means the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on Eurocurrency Liabilities (as defined in Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended) for banks subject to such Regulation D or required by any other federal law or regulation) quoted by the British Bankers Association at 11:00 a.m. London time two Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by Borrower, as published by Bloomberg or another major information vendor listed on British Bankers Association’s official website.

“LIBOR Loans” means Loans (excluding Swingline Loans) accruing interest at rates determined by reference to the LIBOR.

“LIBOR Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“Licenses” means any material telephone, long distance, cellular telephone, microwave, personal communications or other telecommunications or similar license, authorization, waiver, certificate of compliance, franchise, approval or permit, whether for the acquisition, construction or operation of any Telecommunications System, granted or issued by the FCC or any applicable PUC and held by Borrower or any of its Subsidiaries.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

“Loan” or “Loans” means an advance or advances under the Term Loan Commitments, the Revolving Loan Commitment and the Swingline Loan Commitment.

“Loan Commitment” or “Loan Commitments” mean, respectively, each of the Term Loan Commitments, the Revolving Loan Commitment and the Swingline Loan Commitment and collectively, the Term Loan Commitments, the Revolving Loan Commitment and the Swingline Loan Commitment.

“Loan Documents” means this Agreement, the Notes, any outstanding Letters of Credit, any Related Interest Rate Agreement and all other instruments, documents and agreements executed and delivered concurrently herewith or at any time hereafter to or for the benefit of Administrative Agent in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, or (ii) the material impairment of the ability of Borrower or any of its Subsidiaries to perform its obligations under any Loan Document to which it is a party or of Administrative Agent to enforce any Loan Document or collect any of the Obligations.  In determining whether any individual event could reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to have a Material Adverse Effect.

“Material Contracts” means (a) any contract or any other agreement, written or oral, of Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, and (b) any other contract or agreement, written or oral, of Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect; provided, however, that any (i) vendor contract or (ii) contract or agreement which is terminable by a party other than Borrower or any of its Subsidiaries without cause upon notice of 95 days or less shall not be considered a Material Contract.

“Multi-employer Plan” means a Multi-employer plan as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding 6 years obligated to make contributions.

“Net Proceeds” means cash proceeds received by Borrower or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

“Note” or “Notes” means one or more of the Term Loan Notes, the Revolving Notes and the Swingline Notes.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 9, 1998, between Borrower and the purchasers listed on Schedule A thereto, as supplemented by that certain Supplement to Note Purchase Agreement, dated as of March 13, 2003, between Borrower and the purchasers listed on Schedule A thereto, and as further amended, supplemented, modified, extended or restated from time to time.

“Obligations” means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Administrative Agent or any Lender (or an Affiliate of a Lender party to a Related Interest Rate Agreement) under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest, all reimbursement obligations in respect of any Letters of Credit and all fees, costs and expenses thereunder, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower or any of its Subsidiaries.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multi-employer Plan, has made contributions at any time during the current year or the immediately preceding six plan years.

“Permitted Encumbrances” means the following:

(1)                                  Liens for taxes, assessments or other governmental charges not yet due and payable unless the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained in accordance with GAAP;

(2)                                  statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than 90 days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor;

(3)                                  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security

(other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder), or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)                                  deposits, in an aggregate amount not to exceed $1,000,000, made in the ordinary course of business to secure liability to insurance carriers or others;

(5)                                  any attachment or judgment Lien not constituting an Event of Default under Subsection 6.1(H);

(6)                                  easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

(7)                                  Liens in favor of CoBank as set forth in Subsection 2.7;

(8)                                  Liens securing purchase money security agreements and capital leases permitted under Subsection 3.1(G), provided that such Liens do not encumber any property other than the items purchased with the proceeds of such Indebtedness or leased pursuant to such Indebtedness and such liens do not secure any amounts other than amounts necessary to purchase or lease such items; and

(9)                                  other Liens securing Priority Debt of Borrower or any Subsidiary not otherwise permitted by this definition of Permitted Encumbrances, provided that Priority Debt incurred after December 8, 1998 does not exceed (i) until the Indebtedness owing by Borrower under the Note Purchase Agreement (and any debt securities issued thereunder) is repaid in full, 15% of Consolidated Net Worth as of the most recently completed fiscal quarter of Borrower and (ii) after the Indebtedness owing by Borrower under the Note Purchase Agreement (and any debt securities issued thereunder) is repaid in full, 10% of Consolidated Net Assets as of the most recently completed fiscal quarter of Borrower.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or an ERISA Affiliate sponsors or maintains or to which any Borrower or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

“Priority Debt” means (without duplication) the sum of (a) unsecured Indebtedness of the Subsidiaries other than Indebtedness owing to Borrower or any other Subsidiary and (b) Indebtedness of Borrower and its Subsidiaries secured by a Lien described in clause (9) of the definition of Permitted Encumbrances.

“Pro Rata Share” means (i) with respect to matters relating to each Facility, the percentage obtained by dividing (a) the commitment of a Lender under such facility by (b)  the total commitment of all Lenders under such Facility and (ii) with respect to all other matters, the percentage obtained by dividing (a) the total commitments of a Lender under all of the Facilities (b) the aggregate total commitments of all Lenders, in either case as such percentage may be adjusted by assignments and participations permitted pursuant to Subsection 8.1; provided, however, if the commitment under a Facility is terminated pursuant to the terms hereof, in lieu of commitments, the calculation of clauses (i) and (ii) above, as they relate to or include such Facility, shall be based on the aggregate amount of a Lender’s outstanding loans related to such Facility and the aggregate amount of all outstanding loans related to such Facility.

“PUC” means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Telecommunications System or over Persons who own, construct or operate a Telecommunications System, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

“Related Interest Rate Agreement” means any interest rate swap, hedge, cap, collar or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates and will also include any arrangement that Lenders, in their sole discretion, may offer to Borrower to effectively fix the interest rate applicable to any portions of the Loans.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30 day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requisite Lenders” means at least two Lenders (to the extent more than one Lender holds any Loan Commitment) who have in the aggregate Pro Rata Shares greater than 50%; provided that the Pro Rata Share of any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders and for determining how many Lenders hold any Loan Commitment.

“Restricted Investment” means all Investments except (i) property to be used in the ordinary course of business; (ii) current assets arising from the sale of goods and services in the ordinary course of business; (iii) Investments in one or more Subsidiaries or any Person that concurrently becomes a Subsidiary; (iv) Investments existing on December 9, 1998; (v) Investments in obligations, maturing within one year, issued by or guaranteed by the United States of America or an agency thereof; (vi) Investments in municipal securities, maturing within one year, which are rated in one of the top two ratings classifications by at least one national rating agency; (vii) Investments in certificates of deposit or banker’s acceptances issued by Bank of America or other commercial banks which are rated in one of the top two rating classifications by at least one national rating agency; (viii) Investments in commercial paper, maturing within 270 days, rating in one of the top two rating classifications by at least one national rating agency; and (ix) Investments in money market instrument programs which are classified as current assets in accordance with GAAP.

“Restricted Junior Payment” means:  (i) any dividend or other distribution, direct or indirect, on account of any equity interest in Borrower, including any shares of any class of stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest in Borrower, including any shares of any class of stock of Borrower now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subject to subordination provisions for the benefit of Administrative Agent and Lenders unless expressly permitted by such subordination provisions and Administrative Agent and Requisite Lenders have consented in writing to such provisions; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interest in Borrower, including any shares of any class of stock of Borrower now or hereafter outstanding.

“Revolving Loan” or “Revolving Loans” means an advance or advances under the Revolving Loan Commitment.

“Revolving Loan Commitment” means, initially, $57,500,000, as such amount is reduced from time to time as provided in this Agreement.

“Revolving Loan Expiration Date” means the earlier of (i) the suspension (subject to reinstatement) of the Lenders’ obligations to make Loans pursuant to Subsection 6.2, (ii) the acceleration of the Obligations pursuant to Subsection 6.3 or (iii) May 1, 2012.

“Revolving Loan Facility” means, the revolving loan credit facility extended to Borrower pursuant to Subsection 1.1(C).

“Revolving Note” or “Revolving Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“7-Day LIBOR Index Rate” means the per annum rate (rounded upward to the nearest sixteenth and adjusted for reserves required on Eurocurrency Liabilities (as defined in Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended) for banks subject to such Regulation D or required by any other federal law or regulation) quoted by the British Bankers Association at 11:00 a.m. London time for the offering of seven (7)-day U.S. dollar deposits, as published by Bloomberg or another major information vendor listed on the British Banker Association’s official website on the first Banking Day in each week, with such rate to change weekly on such day.  The rate shall be reset automatically, without the necessity of notice being provided to the Borrower or any other party, on the first Banking Day of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Swingline Facility” means the working capital loan facility extended to Borrower pursuant to Subsection 1.1(D).

“Swingline Lender” means CoBank, and its successors and permitted assigns under the Swingline Loan Commitment pursuant to Subsection 8.1.

“Swingline Loan Commitment” means, initially $2,500,000, as such amount is reduced from time to time as provided in this Agreement.

“Swingline Loan Expiration Date” means the earlier of (i) the suspension (subject to reinstatement) of the Lenders’ obligations to make Loans pursuant to Subsection 6.2, (ii) the acceleration of the Obligations pursuant to Subsection 6.3 or (iii) May 1, 2012.

“Swingline Loans” means an advance or advances under the Swingline Loan Commitment.

“Swingline Note” or “Swingline Notes” means one or more of the Notes of Borrower substantially in the form of Exhibit 10.1(E), or any combination thereof, and any replacements, reinstatements, renewals or extension of any such notes, in whole or in part.

“Telecommunications System” means a telephone, long distance, internet, data services, video and satellite services, wireless telecommunications, telephone directories, fiber and cable leasing, telecommunications equipment, including hand sets, rental, leasing, installation, selling or maintenance system or business and shall include a microwave system or a paging system operated in connection with (and in the same general service area as) any of the foregoing systems, and businesses related thereto.

“Term Loan A “ means the Loan under the Term Loan A Commitment.

“Term Loan A Commitment” means $120,000,000, as such amount is reduced from time to time as provided in this Agreement.

“Term Loan A Facility” means the term loan credit facility extended to Borrower pursuant to Subsection 1.1(A).

“Term Loan A Maturity Date” means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) May 1, 2012.

“Term Loan A Note” or “Term Loan A Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(C), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“Term Loan B “ means the Loan under the Term Loan B Commitment.

“Term Loan B Commitment” means $30,000,000, reflecting reductions in this commitment to the Amendment Date, as it may be further reduced from time to time as provided in this Agreement.

“Term Loan B Facility” means the term loan credit facility extended to Borrower pursuant to Subsection 1.1(B).

“Term Loan B Maturity Date” means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) May 1, 2012.

“Term Loan B Note” or “Term Loan B Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(D), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“Term Loan Commitments” means the Term Loan A Commitment and the Term Loan B Commitment.

“Term Loan Facilities” means the Term Loan A Facility and the Term Loan B Facility.

“Term Loan Maturity Date” means the Term Loan A Maturity Date and the Term Loan B Maturity Date, as applicable to the respective Term Loan Facility.

“Term Loan Note” or “Term Loan Notes” means, collectively, the Term Loan A Notes and the Term Loan B Notes.

“Term Loans” means the Term Loan A and the Term Loan B.

“Wireless Sale” means the Borrower’s sale of substantially all of its wireless business assets to Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless (“Verizon”), pursuant to that certain Asset Purchase Agreement dated January 18, 2008 among SureWest Wireless, West Coast PCS LLC, Verizon and Borrower.

10.2.                        Other Definitional Provisions.  References to “Sections,” “Subsections,” “Exhibits” and “Schedules” shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.  Any of the terms defined in Subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

SUREWEST COMMUNICATIONS

By:	/s/ Steven C. Oldham
Steven C. Oldham
President and Chief Executive Officer

[Signatures Continued on Following Page]

[Signatures Continued from Previous Page]

COBANK, ACB

By:	/s/ Ted Koerner
Ted Koerner
Managing Director

SCHEDULE 3.7

TRANSACTIONS WITH AFFILIATES

None

SCHEDULE 5.3(A)

JURISDICTION OF ORGANIZATION

SureWest Communications	California

Roseville Alternative Company	California

RTC Communications Corp.	California

SureWest Broadband	California

SureWest Custom Data Services	California

SureWest Internet	California

SureWest Long Distance Company	California

SureWest Telephone	California

SureWest TeleVideo	California

SureWest TeleVideo of Roseville	California

SureWest Wireless	California

West Coast PCS LLC	California

West Coast PCS Structures	California

PCS Structures Towers, Inc.	California

Everest Broadband, Inc.	Delaware

Everest Connections Holdings, Inc.	Delaware

Everest Holdings I, LLC	Delaware

Everest Connections, LLC	Delaware

Everest Holdings III, LLC	Delaware

Everest Midwest, LLC	Delaware

Everest I Leasing & Financing, LLC	Delaware

Everest Midwest Properties, LLC	Delaware

Everest Midwest License, LLC	Delaware

SCHEDULE 5.3(C)

QUALIFICATION TO TRANSACT BUSINESS

California

Delaware

Missouri

Kansas

SCHEDULE 5.4

GOVERNMENTAL APPROVALS

None

SCHEDULE 5.6

TAX RETURNS AND PAYMENTS

None

SCHEDULE 5.8

FINANCIAL STATEMENTS

None.

SCHEDULE 5.10

LITIGATION, INVESTIGATIONS, AUDITS, ETC.

Borrower reported in its most recent Form 10Q for the six months ended June 30, 2008 that it is subject to certain legal proceedings, Internal Revenue Service examinations and other income tax exposures, and other claims arising in the ordinary course of business. The ultimate outcome of these matters will not materially affect the consolidated financial position, results of operations or cash flows of the Borrower.

Borrower is also subject to a number of regulatory proceedings occuring at the federal and state levels including but not limited to competition, interconnection access charges, broadband deployment and universal service reform.  The outcomes and impact on the Borrower’s operations of these proceedings and related court matters cannot be determined at this time.

With respect to certain regulatory matters Borrower reported in Item 3 of its 2007 Annual Report on Form 10-K, specifically KCC Docket No. 08-EVMC-049-KSF, Kansas Universal Service Fund Audit for March 1, 2006 through February 28, 2007 — Everest Midwest, LLC – Everest Connections Holdings, Inc Solix conducted an audit April 17, 2008 and reported no findings.  The State Corporation Commission of the State of Kansas issued an order adopting the audit report and closed the docket on May 5, 2008

With respect to the Acacia Media allegations of 2003 regarding patent infringements held by Acacia.  Borrower considers this matter concluded with no material impacts to the Company.

SCHEDULE 5.11

EMPLOYEE LABOR MATTERS

None

EXHIBIT 1.3

FORM OF

NOTICE OF BORROWING/CONVERSION/CONTINUATION

CoBank, ACB

5500 S. Quebec Street

Greenwood Village, Colorado 80111

Attention:

Ladies and Gentlemen:

Pursuant to the Third Amended and Restated Credit Agreement, dated as of September 19, 2008 (as such loan agreement may hereafter be amended, modified or supplemented, the “Credit Agreement”) by and among SureWest Communications (“Borrower”) and CoBank, ACB, as Administrative Agent (“Administrative Agent”), Issuing Lender and Lender, and the other Lenders referred to therein, Borrower hereby requests that Administrative Agent take the actions indicated below.  Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

Note:  The following requirements apply to all requests:

•              Requests must be made no later than 11:00 a.m. (Denver, Colorado time) on a Business Day (however, if requesting a borrowing of a Swingline Loan, not later than 2:00 p.m. (Denver, Colorado time) on the date the proposed borrowing is to be effective).

•              In the case of a borrowing of or conversion to or continuation of the Base Rate Loan, requests must be made at least one Business Day in advance of the proposed borrowing, conversion or continuation date.

•              In the case of a borrowing of or conversion to or continuation of a LIBOR Loan, requests must be made at least three Banking Days in advance of the proposed borrowing, conversion or continuation date.

•              Borrowings under the Base Rate Loan must be in a minimum amount of $100,000 and whole multiples of $5,000 in excess of $100,000.

•              LIBOR Loans must be in a minimum amount of $500,000 and whole multiples of $100,000 in excess of $500,000.

•              Borrowings under the Swingline Facility must be in a minimum amount of $50,000 and whole multiples of $5,000 in excess of $50,000.

•              No more than a combined total of ten LIBOR Loans under the Facilities may be outstanding at any one time.

                REQUEST FOR BORROWING:

Borrower hereby requests an advance under the                    [Term Loan A/Term Loan B/Revolving Loan/Swingline] Facility.  In connection with such request under the Revolving Loan Facility, Borrower hereby certifies as follows:

(a)           The Revolving Loan Commitment as reduced pursuant to the Credit Agreement is $                                    ; and

(b)           The aggregate principal balance of Revolving Loans outstanding (not including this requested Loan) is $                          ; and

(c)           The aggregate amount of the outstanding Letter of Credit Liability is $                          ; and

(d)           Therefore, the Available Revolving Loan Commitment is $                              .  [(a) minus (b) and also minus (c))].

In connection with such request under the Swingline Loan Facility, Borrower hereby certifies as follows:

(a)           The Swingline Loan Commitment as reduced pursuant to the Credit Agreement is $                                    ; and

(b)           The aggregate principal balance of Swingline Loans outstanding (not including this requested Loan) is $                          ; and

(c)           Therefore, the available Swingline Loan Commitment is $                              .  [(a) minus (b))]].

Borrower hereby requests under the                    [Term Loan A/Term Loan B/Revolving Loan/Swingline] Facility an advance of $                                          , to be made on                          and to bear interest pursuant to the interest rate option(s) checked below [check all applicable]:

☐            A portion of the Base Rate Loan in the principal amount of $

☐            A LIBOR Loan in the principal amount of $                        , for an Interest Period of [check one]:

☐ 1 month         ☐ 2 months           ☐ 3 months         ☐ 6 months         ☐ 9 months         ☐ 12 months

☐          If a Swingline Loan, at the 7-Day LIBOR Index Rate

                REQUEST FOR CONVERSION:

Borrower hereby requests that the following Loan(s) be converted to new interest rate option(s) as indicated:

Description of Loan(s) to be Converted [check one]:

☐                                   On                   , convert $                                 of the [Base/Fixed] Rate Loan under the                    [Term Loan A/Term Loan B/Revolving Loan] Facility

☐                                   On                     , convert the LIBOR Loan under the                    [Term Loan A/Term Loan B/Revolving Loan] Facility in the principal amount of $                              , the Interest Period for which expires on:

Description of New Loan(s) [check all applicable]:

☐            to the Base Rate Loan in the principal amount of $

☐            to a LIBOR Loan in the principal amount of $                                      , for an Interest Period of [check one]:

☐ 1 month         ☐ 2 months           ☐ 3 months         ☐ 6 months         ☐ 9 months         ☐ 12 months

                REQUEST FOR CONTINUATION:

Borrower hereby requests that the interest rate option(s) applicable to the following loan(s) be continued as indicated:

Upon expiration of its current Interest Period, continue the LIBOR Loan under the                    [Term Loan A/Term Loan B/Revolving Loan] Facility in the principal amount of $                        , the current Interest Period for which expires on                for a new Interest Period of:

☐ 1 month         ☐ 2 months           ☐ 3 months             ☐ 6 months           ☐ 9 months             ☐ 12 months

The undersigned hereby certifies that both before and after giving effect to the borrowing, conversion or continuation request above, (i) all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, are true and correct in all material respects as of the date hereof to the same extent as though made on and as of the date hereof, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits to the Credit Agreement as a result of any disclosures made in writing by Borrower to Administrative Agent after the Amendment Date so long as what is being disclosed does not give rise to a Default or an Event of Default, (ii) no Default or Event of Default has occurred and is continuing or would result on the date hereof, (iii) since December 31, 2007, there has not occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect, (iv) the undersigned is authorized to execute and deliver this Notice on behalf of Borrower, and (v) the Loan Documents remain in full force and effect as to Borrower.

SUREWEST COMMUNICATIONS

By:
Name:
Title:

Date:

EXHIBIT 4.4(C)

FORM OF

COMPLIANCE CERTIFICATE

THIS COMPLIANCE CERTIFICATE is given by                                      and                                     , the [chief financial officer] of SUREWEST COMMUNICATIONS (“Borrower”) pursuant to Subsection 4.4(C) of that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2008 (as such agreement may hereafter be amended, modified or supplemented, the “Credit Agreement”), among Borrower and CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender and Lender, and the other Lenders referred to therein.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

I hereby certify as follows:

1.             I am the [chief financial officer] of Borrower, and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate, and hereby certify that the matters set forth below are true and accurate to the best of my present knowledge, information and belief after due inquiry;

2.             Attached hereto as Annex A are the [audited/unaudited] [annual/quarterly] financial statements of Borrower, for the fiscal [year/quarter] ended                             , as required by Subsection 4.4[(A)/(B)] of the Credit Agreement.  Such financial statements were prepared in accordance with GAAP consistently applied (except as expressly provided in the Credit Agreement), fairly present the condition of Borrower during the periods covered thereby and as of the dates thereof, and are in a format that demonstrates any accounting or formatting changes that may be required by various jurisdictions in which the business of Borrower is conducted (to the extent not inconsistent with GAAP);

3.             As of the date of such financial statements, Borrower is in compliance with the covenants set forth in Section 4 of the Credit Agreement, except as disclosed on Annex B hereto.  Attached hereto as Annex B are calculations which demonstrate the extent of compliance by Borrower with such covenants; and

4.             I have reviewed the activities of Borrower, and consulted with appropriate representatives of Borrower during the fiscal [year/quarter] ended                             , and reviewed the Credit Agreement and the other Loan Documents.  As of the date of this Compliance Certificate, there is no condition, event or act which constitutes a Default or an Event of Default under the Credit Agreement, except as disclosed on Annex C hereto.

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of                           ,           .

[CHIEF FINANCIAL OFFICER]
SUREWEST COMMUNICATIONS

ANNEX A

Annual (audited) or Quarterly (unaudited)

Financial Statements

ANNEX B

Financial Covenant Compliance Worksheet

COVENANT 4.1

Leverage Ratio

As of the fiscal year/quarter ended                             ,                     .

(A)	Indebtedness		$

(B)	EBITDA (the sum of 1 through 8, without duplication; calculated for the then most recently completed four fiscal quarters)

1.

Net income or deficit (excluding extraordinary gains, the write up of any asset or gain and excluding any extraordinary, non-cash losses, the write down of any asset and loss realized upon sale of any asset), plus

$

	2.	Total interest expense (including non-cash interest), plus	$

	3.	Depreciation and amortization expense, plus	$

	4.	Income and franchise taxes, federal, state or local	$

5.

non-recurring fees and expenses incurred in connection with any investment, disposition or acquisition permitted by this Agreement or any issuance of equity interests or incurrence or early extinguishment of Indebtedness, or refinancing transactions or other modification of any debt instrument, in each case permitted herein

$

	6.	non-cash compensation charges, including any such charges resulting from stock options, stock appreciation rights, restricted stock grants or other equity incentive programs	$

	7.	to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with Permitted Acquisitions, and	$

	8.	purchase accounting adjustments in connection with Permitted Acquisitions	$

	Sum of 1 through 8		$

Leverage Ratio = (A) ÷ (B)	=	:1.0

Required Ratio:	Not more than 3.75:1.0

Compliance:                  ☐    Yes                   ☐    No

COVENANT 4.2

Interest Coverage Ratio

As of the fiscal quarter/year ended                                         ,                         .

(Calculated for the then most recently completed four fiscal quarters)

(A)	EBITDA	$

(B)	Total interest expense (excluding, for the period from and including February 13, 2008 and through and including May 31, 2008, interest expense on $30,000,000 of the Term Loan B)	$

Interest Coverage Ratio = (A) ÷ (B)		= :1.0

Required Ratio:	Not less than 3.0:1.0

Compliance:                  ☐    Yes                   ☐    No

COVENANT 4.3

Adjusted Consolidated Net Worth

As of the fiscal quarter/year ended                     ,                         .

(A)	Consolidated Net Worth	$

(B)	Greater of (i) $0 or (ii) the result of (a) Restricted Investments incurred after December 9, 1998 minus (b) 10% of Consolidated Net Worth	$

Adjusted Consolidated Net Worth = (A) - (B)		=$

Required Amount:	Not less than $160,000,000

Compliance:                  ☐    Yes                   ☐    No

EXHIBIT 10.1(A)

FORM OF ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION is dated as of                           , 20                                                   between                                        (the “Assignor”) and                                      (the “Assignee”).

Reference is made to the Third Amended and Restated Credit Agreement, dated as of September 19, 2008 (as such credit agreement may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”), among SureWest Communications (“Borrower”), CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender and a Lender, and the other Lenders referred to therein.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Assignor and the Assignee hereby agree as follows:

1.               The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [an interest in] the Assignor’s rights and obligations under the Credit Agreement equal to the Pro Rata Share of [the Revolving Loan Facility,] [the Term Loan A Facility] [and] [the Term Loan B Facility] specified on Section 1 of Schedule I hereto.  The [Revolving Loan Commitment,] [Term Loan A Commitment] [and] [Term Loan B Commitment] and principal amount of the Loans assigned to the Assignee are set forth in Section 1 of such Schedule I and the [Revolving Loan Commitment,] [Term Loan A Commitment] [and] [Term Loan B Commitment] and principal amount of the Loans retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of such Schedule I.

2.               The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and any Loan Party or the performance or observance by the Borrower and any Loan Party of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto [and (d) attaches the Note[s] held by the Assignor and requests that the Administrative Agent exchange such Note[s] for [a] new Note[s] in accordance with Section 9.2 of the Credit Agreement.]

3.               The Assignee (a) agrees that it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it is an Eligible Assignee, and (e) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption.

4.               Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent. The effective date of this Assignment and Assumption shall be the effective date specified in Section 3 of Schedule I hereto (the “Effective Date”).

5.               Upon such acceptance and recording by Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations under the Credit Agreement of a Lender and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6.               Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7.               This Assignment and Assumption shall be governed by, and be construed and interpreted in accordance with, the law of the State of Colorado.

8.               This Assignment and Assumption may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Assignment and Assumption by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of a manually executed counterpart.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

,
as Assignor

By:
Name:
Title:

Notice Address:

Attn:
Telephone:
Fax:
Email:

,
as Assignee

By:
Name:
Title:
Notice Address:

Attn:
Telephone:
Fax:
Email:

ACCEPTED AND AGREED
this              day of                             , 20      :

COBANK, ACB,
as Administrative Agent

By:
Name:
Title:

SUREWEST COMMUNICATIONS,

as Borrower

By:
Name:
Title:
Notice Address:

SCHEDULE I
TO
ASSIGNMENT AND ACCEPTANCE

SECTION 1.

Pro Rata Share assigned to the Assignee:

Revolving Loan Facility	%

Term Loan A Facility	%

Term Loan B Facility	%

Revolving Loan Commitment assigned to the Assignee:	$

Term Loan A Commitment assigned to the Assignee:	$

Term Loan B Commitment assigned to the Assignee:	$

Aggregate Outstanding Principal Amount of Revolving Loans assigned to the Assignee:	$

Aggregate Outstanding Principal Amount of Term Loan A Loans Assigned to the Assignee:	$

Aggregate Outstanding Principal Amount of Term Loan B Loans Assigned to the Assignee:	$

SECTION 2.

Pro Rata Share retained by the Assignor:

Revolving Loan Facility	%

Term Loan A Facility	%

Term Loan B Facility	%

Revolving Loan Commitment retained by the Assignor:	$

Term Loan A Commitment retained by the Assignor:	$

Term Loan B Commitment retained by the Assignor:	$

Aggregate Outstanding Principal Amount of Revolving

Loan s retained by the Assignor:	$

Aggregate Outstanding Principal Amount of Term Loan A Loans retained by the Assignor:	$

Aggregate Outstanding Principal Amount of Term Loan B Loans retained by the Assignor:	$

SECTION 3.

Effective Date:	, 20

EXHIBIT 10.1(B)

FORM OF

AMENDED AND RESTATED REVOLVING NOTE

SUREWEST COMMUNICATIONS

[$ ]	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to                      (“Lender”) in lawful money of the United States of America and in immediately available funds, the principal sum of [                                   UNITED STATES DOLLARS (US $                    )], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(C) of the Credit Agreement described below, at such times and in the manner specified therein.

This Revolving Note is payable on the dates and in the amounts set forth in the Credit Agreement described below.  This Revolving Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Revolving Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Third Amended and Restated Credit Agreement, dated as September 19, 2008 (as such credit agreement may hereafter be amended, modified, supplemented, extended or restated, the “Credit Agreement”), among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender and a Lender, and the other Lenders referred to therein, to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration.  Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

This Revolving Note is given in substitution for and supersedes and replaces a previously issued Revolving Note (the “Original Note”). This Revolving Note is not delivered in extinguishment of the indebtedness evidenced by the Original Note and does not constitute a novation of the Original Note, but is made to evidence indebtedness outstanding under the Original Note as of the date of this Revolving Note and any additional indebtedness under Revolving Loan Commitment incurred or to be incurred by Borrower under the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Revolving Loans as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Revolving Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Revolving Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Revolving Loans, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law or the Loan Documents, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

The transfer, sale or assignment of any rights under or interest in this Revolving Note is subject to certain restrictions contained in the Credit Agreement, including Subsection 8.1 thereof.

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO.  Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction.  Whenever in this Revolving Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Revolving Loans or in its commitment to make the Revolving Loans as permitted by the Credit Agreement.  The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s respective successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

SUREWEST COMMUNICATIONS

By:
Name:

EXHIBIT 10.1(C)

FORM OF

THIRD AMENDED AND RESTATED TERM LOAN A NOTE

SUREWEST COMMUNICATIONS

$	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to                      (“Lender”) in lawful money of the United States of America and in immediately available funds, the principal sum of [                         UNITED STATES DOLLARS (US $                    )], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(A) of the Credit Agreement described below, at such times and in the manner specified therein.

This Term Loan A Note is payable in installments on the dates and in the amounts set forth in the Credit Agreement described below.  This Term Loan A Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Term Loan A Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2008 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender and a Lender, and the other Lenders referred to therein, to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration.  Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

This Term Loan A Note is given in substitution for and supersedes and replaces a previously issued Term Loan A Note (the “Original Note”). This Term Loan A Note is not delivered in extinguishment of the indebtedness evidenced by the Original Note and does not constitute a novation of the Original Note, but is made to evidence indebtedness outstanding under the Original Note as of the date of this Term Loan A Note and any additional indebtedness under Term Loan A Commitment incurred or to be incurred by Borrower under the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Term Loan A Facility as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Term Loan A Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Term Loan A Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Term Loan A, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law or the Loan Documents, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

The transfer, sale or assignment of any rights under or interest in this Term Loan A Note is subject to certain restrictions contained in the Credit Agreement, including Subsection 8.1 thereof.

THIS TERM LOAN A NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO.  Whenever possible each provision of this Term Loan A Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Loan A Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Term Loan A Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction.  Whenever in this Term Loan A Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Term Loan A or in its commitment to make the Term Loan A as permitted by the Credit Agreement.  The provisions of this Term Loan A Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s respective successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

SUREWEST COMMUNICATIONS

By:
Name:

EXHIBIT 10.1(D)

FORM OF

THIRD AMENDED AND RESTATED TERM LOAN B NOTE

SUREWEST COMMUNICATIONS

$	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to                      (“Lender”) in lawful money of the United States of America and in immediately available funds, the principal sum of [                                   UNITED STATES DOLLARS (US $                    )], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(B) of the Credit Agreement described below, at such times and in the manner specified therein.

This Term Loan B Note is payable in installments on the dates and in the amounts set forth in the Credit Agreement described below.  This Term Loan B Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Term Loan B Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2008 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender and a Lender, and the other Lenders referred to therein, to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration.  Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

This Term Loan B Note is given in substitution for and supersedes and replaces a previously issued Term Loan B Note (the “Original Note”). This Term Loan B Note is not delivered in extinguishment of the indebtedness evidenced by the Original Note and does not constitute a novation of the Original Note, but is made to evidence indebtedness outstanding under the Original Note as of the date of this Term Loan B Note and any additional indebtedness under Term Loan B Commitment incurred or to be incurred by Borrower under the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Term Loan B Facility as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Term Loan B Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Term Loan B Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Term Loan B, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law or the Loan Documents, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

The transfer, sale or assignment of any rights under or interest in this Term Loan B Note is subject to certain restrictions contained in the Credit Agreement, including Subsection 8.1 thereof.

THIS TERM LOAN B NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO.  Whenever possible each provision of this Term Loan B Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Loan B Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Term Loan B Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction.  Whenever in this Term Loan B Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Term Loan B or in its commitment to make the Term Loan B as permitted by the Credit Agreement.  The provisions of this Term Loan B Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns.  Borrower’s respective successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

SUREWEST COMMUNICATIONS

By:
Name:

EXHIBIT 10.1(E)

FORM OF

AMENDED AND RESTATED SWINGLINE NOTE

SUREWEST COMMUNICATIONS

$	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to                      (“Lender”) in lawful money of the United States of America and in immediately available funds, the principal sum of [                                   UNITED STATES DOLLARS (US $                    )], or if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Subsection 1.1(D) of the Credit Agreement described below, at such times and in the manner specified therein.  [This Swingline Note amends and restates in its entirety that certain Swingline Note, dated as of February 13, 2008 (the “Prior Note”), by Borrower, in favor of the Payee.]

This Swingline Note is payable on the dates and in the amounts set forth in the Credit Agreement described below.  This Swingline Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement described below.

This Swingline Note is one of the Notes referred to in, was executed and delivered pursuant to, evidences indebtedness of Borrower incurred under, and is subject to all terms and conditions of, that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2008 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among Borrower, CoBank, ACB, as Administrative Agent (“Administrative Agent”), Lead Arranger, Issuing Lender and a Lender, and the other Lenders referred to therein, to which reference is hereby made for a statement of, among other things, the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Lender’s remedies upon the occurrence of an Event of Default, including without limitation, the remedy of acceleration.  Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

This Swingline Note is given in substitution for and supersedes and replaces a previously issued Swingline Note (the “Original Note”). This Swingline Note is not delivered in extinguishment of the indebtedness evidenced by the Original Note and does not constitute a novation of the Original Note, but is made to evidence indebtedness outstanding under the Original Note as of the date of this Swingline Note and any additional indebtedness under Swingline Loan Commitment incurred or to be incurred by Borrower under the Credit Agreement.

Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rates from time to time applicable to the Swingline Loans as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Swingline Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Swingline Note shall be payable, at the times and from the dates specified in the Credit Agreement for the Swingline Loans, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand, subject to any grace or cure period set forth in the Credit Agreement.  In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law or the Loan Documents, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

The transfer, sale or assignment of any rights under or interest in this Swingline Note is subject to certain restrictions contained in the Credit Agreement, including Subsection 8.1 thereof.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO.  Whenever possible each provision of this Swingline Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Swingline Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Swingline Note or the effectiveness and validity of such prohibited or invalid provision in any other jurisdiction.  Whenever in this Swingline Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Revolving Loans or in its commitment to make the Swingline Loans as permitted by the Credit Agreement. The provisions of this Swingline Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns.  Borrower’s respective successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

[The amendment and restatement of the Prior Note by this Swingline Note shall not constitute a novation or termination of the obligations and covenants of the Borrower thereunder, but shall constitute an amendment and restatement of the obligations and covenants of the Borrower under such Prior Note and the Borrower hereby reaffirms all such obligations and covenants under the Prior Note as amended and restated hereby.]

IN WITNESS WHEREOF, Borrower has caused this note to be executed and delivered, by its duly authorized officer, on the date first shown above.

SUREWEST COMMUNICATIONS

By:
Name: